Filed Pursuant to 424(b)(5)
File No. 333-228731

PROSPECTUS SUPPLEMENT
(To prospectus dated December 17, 2018)

Up to $75,000,000

7.25% Senior Notes due 2027

7.50% Senior Notes due 2027

7.375% Senior Notes due 2023

6.875% Senior Notes due 2023
7.50% Senior Notes due 2021

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley FBR, Inc. (“B. Riley FBR” or the “Agent”), on December 18, 2018, under which we may offer and sell, from time to time, our 7.25% Senior Notes due 2027 (the “7.25% 2027 Notes”), our 7.50% Senior Notes due 2027 (the “7.50% 2027 Notes”), our 7.375% Senior Notes due 2023 (the “7.375% 2023 Notes”), our 6.875% Senior Notes due 2023 (the “6.875% 2023 Notes”) and our 7.50% Senior Notes due 2021 (the “2021 Notes” and together with our 7.25% 2027 Notes, our 7.50% 2027 Notes, our 7.375% 2023 Notes and our 6.875% 2023 Notes, the “Notes”), as described in this prospectus supplement and the accompanying prospectus. In accordance with the terms of our at the market program,  we may offer and sell from time to time through the Agent, as our sales agent, our Notes having an aggregate offering price of up to $75,000,000. This prospectus supplement should be read in conjunction with the prospectus dated December 17, 2018, which will be delivered with this prospectus supplement.

The 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes will mature on December 31, 2027, May 31, 2027, May 31, 2023, September 30, 2023 and October 31, 2021, respectively. Interest will be paid quarterly in arrears on January 31, April 30, July 31 and October 31 of each year. Interest on the Notes will accrue from the most recent interest payment date immediately preceding the respective dates of issuance of the Notes, except that Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), will not begin to accrue interest until the interest payment date immediately following such record date. The interest payable on each interest payment date will be paid only to holders of record of the Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date. As a general matter, holders of the Notes will not be entitled to receive any payments of principal on the Notes prior to the stated maturity date. We may redeem the 7.25% 2027 Notes, 7.50% 2027 Notes and 2021 Notes in whole or in part on or after December 31, 2020, May 31, 2020, and October 31, 2018, respectively, at our option, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption, as described under “Description of the Notes—Optional Redemption.” We may redeem the 7.375% 2023 Notes in whole or in part at our option (i) on or after May 31, 2020 and prior to May 31, 2021, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after May 31, 2021 and prior to May 31, 2022, at a price equal to $25.375 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after May 31, 2022 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding the date of redemption, as described under “Description of the Notes—Optional Redemption.” We may redeem the 6.875% 2023 Notes in whole or in part at our option (i) on or after September 30, 2020 and prior to September 30, 2021, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2021 and prior to September 30, 2022, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2022 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding the date of redemption, as described under “Description of the Notes—Optional Redemption.” The Notes will be issued in denominations of $25 and in integral multiples thereof.

The up to $75,000,000 in aggregate principal amount of 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes that we may offer and sell under this prospectus supplement and the accompanying prospectus constitutes a further issuance of and are fungible with the $100,441,100 in aggregate principal amount of 7.25% Senior Notes due 2027 that we have issued to date (the “Initial 7.25% 2027 Notes”), the $108,791,925 in aggregate principal amount of 7.50% Senior Notes due 2027 that we have issued to date (the “Initial 7.50% 2027 Notes”), the $111,528,025 in aggregate principal amount of 7.375% Senior Notes due 2023 that we have issued to date (the “Initial 7.375% 2023 Notes”), the $100,050,000 in aggregate principal amount of 6.875% Senior Notes due 2023 (the “Initial 6.875% 2023 Notes”) and the $46,407,275 in aggregate principal amount of 7.50% Senior Notes due 2021 that we have issued to date (the “Initial 2021 Notes” and, together with the Initial 7.25% 2027 Notes, the Initial 7.50% 2027 Notes, the Initial 7.375% 2023 Notes, and the Initial 6.875% 2023 Notes, the “Initial Notes”), respectively, and form a single series of debt securities with the Initial 7.25% 2027 Notes, Initial 7.50% 2027 Notes, Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes and Initial 2021 Notes, respectively. Unless the context requires otherwise, references to the “Notes,” “7.25% 2027 Notes,” “7.50% 2027 Notes,” “7.375% 2023 Notes,” “6.875% 2023 Notes” or “2021 Notes” will not include the Initial 7.25% 2027 Notes, Initial 7.50% 2027 Notes, Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes or Initial 2021 Notes. The 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes will have terms identical to the Initial 7.25% 2027 Notes, Initial 7.50% 2027 Notes, Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes and Initial 2021 Notes, respectively, and will have the same CUSIP number as, and will be fungible and vote together with, the Initial 7.25% 2027 Notes, Initial 7.50% 2027 Notes, Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes and Initial 2021 Notes, respectively, immediately upon issuance.

The Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness, and the Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries.

The 7.25% 2027 Notes are quoted on the Nasdaq Global Market (“Nasdaq”) under the symbol “RILYG,” the 7.50% 2027 Notes are quoted on Nasdaq under the symbol “RILYZ,” the 7.375% 2023 Notes are quoted on Nasdaq under the symbol “RILYH,” the 6.875% 2023 Notes are quoted on Nasdaq under the symbol “RILYI” and the 2021 Notes are quoted on Nasdaq under the symbol “RILYL.” On December 17, 2018, the last reported sale price per $25 principal amount of 7.25% 2027 Note was $23.98, the last reported sale price per $25 principal amount of 7.50% 2027 Note was $24.00, the last reported sale price per $25 principal amount of 7.375% 2023 Note was $25.20, the last reported sale price per $25 principal amount of 6.875% 2023 Note was $24.50 and the last reported sale price per $25 principal amount of 2021 Note was $25.36.

Sales of the Notes, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific number of the Notes, but the Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. See “Plan of Distribution.”

The securities to which this prospectus supplement and the accompanying prospectus relate will be offered and sold through the Agent over a period of time and from time to time. Under the Sales Agreement, the Agent will be entitled to compensation of up to 2.0% of the gross proceeds of all Notes sold through it as our agent. In connection with the sale of the Notes on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. There is no arrangement to place proceeds of the offering in escrow, trust or similar arrangement. See “Plan of Distribution.”

Delivery of the Notes in book-entry form only through The Depository Trust Company will be made on or about the second trading date following the date of purchase.

Investing in the Notes involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page S-14 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley FBR

The date of this prospectus supplement is December 18, 2018.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein. Neither we nor the Agent have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “B. Riley,” “we,” “us” or “our” refer to the combined business of B. Riley Financial, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our future financial performance, the growth of the market for our services, expansion plans and opportunities and statements regarding our intended uses of the proceeds of the securities offered hereby. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would,” the negative of such terms or other comparable terminology. The statements we make regarding the following subject matters are forward-looking by their nature:

●	plans, objectives, expectations and intentions and other factors discussed in “Risk Factors” contained in this prospectus.

The forward-looking statements contained in this prospectus supplement reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties. Many important factors could cause actual results or achievements to differ materially from any future results or achievements expressed in or implied by our forward-looking statements, including the factors listed below. Many of the factors that will determine future events or achievements are beyond our ability to control or predict. Certain of these are important factors that could cause actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements, including, but not limited to:

●	volatility in our revenues and results of operations;

●	changing conditions in the financial markets;

●	our ability to generate sufficient revenues to achieve and maintain profitability;

●	the short term nature of our engagements;

●	the accuracy of our estimates and valuations of inventory or assets in “guarantee” based engagements;

●	competition in the asset management business;

●	potential losses related to our auction or liquidation engagements;

●	our dependence on communications, information and other systems and third parties;

●	potential losses related to purchase transactions in our auction and liquidations business;

●	the potential loss of financial institution clients;

●	potential losses from or illiquidity of our proprietary investments;

●	changing economic and market conditions;

●	potential liability and harm to our reputation if we were to provide an inaccurate appraisal or valuation;

●	potential mark-downs in inventory in connection with purchase transactions;

●	failure to successfully compete in any of our segments;

●	loss of key personnel;

●	our ability to borrow under our credit facilities as necessary;

●	failure to comply with the terms of our credit agreements;

●	our ability to meet future capital requirements;

●

our ability to realize the benefits of our completed acquisitions, including our ability to achieve anticipated opportunities and operating cost savings, and accretion to reported earnings estimated to result from completed acquisitions in the time frame expected by management or at all;

●	our ability to realize the expected benefits of our acquisition of magicJack; and

●	the diversion of management time on acquisition-related issues.

The forward-looking statements contained in this prospectus supplement reflect our views and assumptions only as of the date of this prospectus supplement. You should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. The risks included in this section are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the section entitled “Risk Factors” beginning on page S-14.

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement and accompanying prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Risk Factors” beginning on page S-14 of this prospectus supplement for a discussion of the risks involved in investing in our securities.

Our Business

B. Riley Financial, Inc. (Nasdaq: RILY) and its subsidiaries provide collaborative financial services and solutions through several operating subsidiaries, including:

●

B. Riley FBR, Inc. (“B. Riley FBR”) is a leading, full service investment bank providing financial advisory, corporate finance, research, securities lending and sales and trading services to corporate, institutional and high net worth individual clients. B. Riley FBR was formed in November 2017 through the merger of B. Riley & Co, LLC (“BRC”) and FBR Capital Markets & Co.; the name of the combined broker dealer was subsequently changed to B. Riley FBR, Inc. FBR Capital Markets & Co. was acquired by B. Riley Financial in June 2017.

●

Wunderlich Securities, Inc., acquired by B. Riley Financial in July 2017, provides comprehensive wealth management and brokerage services to individuals and families, corporations and non-profit organizations, including qualified retirement plans, trusts, foundations and endowments. In June 2018, Wunderlich Securities, Inc. changed its name to B. Riley Wealth Management, Inc.

●	B. Riley Capital Management, LLC, a SEC registered investment advisor, which includes:

○	B. Riley Asset Management, an advisor to certain private funds and to institutional and high net worth investors;

○	B. Riley Wealth Management, a multi-family office practice and wealth management firm focused on the needs of ultra-high net worth individuals and families; and

○

Great American Capital Partners, LLC (“GACP”), the general partner of two private funds, GACP I, L.P. and GACP II, L.P., both direct lending funds that provides senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies.

●

GlassRatner Advisory & Capital Group LLC (“GlassRatner”), a specialty financial advisory services firm we acquired on July 31, 2018, provides consulting services to shareholders, creditors and companies, including due diligence, fraud investigations, corporate litigation support, crisis management and bankruptcy services. The addition of GlassRatner, strengthens B. Riley’s diverse platform and compliments the restructuring services provided by B. Riley FBR;

●	Great American Group, LLC, a leading provider of asset disposition and auction solutions to a wide range of retail and industrial clients;

●	Great American Group Advisory and Valuation Services, LLC, a leading provider of appraisal and valuation services for asset based lenders, private equity firms and corporate clients.

We also pursue a strategy of investing in or acquiring companies which we believe have attractive investment return characteristics. On July 1, 2016 and November 14, 2018, we acquired United Online, Inc. (“UOL”) and magicJack VocalTec Ltd. (“magicJack”), respectively, as part of our principal investment strategy.

●

UOL is a communications company that offers subscription services and products, consisting of Internet access services and devices under the NetZero and Juno brands primarily sold in the United States.

●	magicJack is a Voice over IP (“VoIP”) cloud-based technology and services communications provider.

We are headquartered in Los Angeles with offices in major cities throughout the United States including New York, Chicago, Boston, Memphis, and Metro Washington D.C.

For financial reporting purposes we classify our businesses into four segments: (i) Capital Markets, (ii) Auction and Liquidation, (iii) Valuation and Appraisal and (iv) Principal Investments - United Online and magicJack.

Capital Markets Segment. Our Capital Markets segment provides a full array of investment banking, corporate finance, consulting, research, securities lending, wealth management, sales and trading services to corporate, institutional and high net worth clients. Our corporate finance and investment banking services include merger and acquisitions as well as restructuring advisory services to public and private companies, initial and secondary public offerings, and institutional private placements. In addition, we trade equity securities as a principal for our account, including investments in funds managed by our subsidiaries. Our Capital Markets segment also includes our asset management businesses that manage various private and public funds for institutional and individual investors.

Auction and Liquidation Segment. Our Auction and Liquidation segment utilizes our significant industry experience, a scalable network of independent contractors and industry-specific advisors to tailor our services to the specific needs of a multitude of clients, logistical challenges and distressed circumstances. Furthermore, our scale and pool of resources allow us to offer our services across North American as well as parts of Europe, Asia and Australia. Our Auction and Liquidation segment operates through two main divisions, retail store liquidations and wholesale and industrial assets dispositions. Our wholesale and industrial assets dispositions division operates through limited liability companies that are controlled by us.

Valuation and Appraisal Segment. Our Valuation and Appraisal segment provides valuation and appraisal services to financial institutions, lenders, private equity firms and other providers of capital. These services primarily include the valuation of assets (i) for purposes of determining and monitoring the value of collateral securing financial transactions and loan arrangements and (ii) in connection with potential business combinations. Our Valuation and Appraisal segment operates through limited liability companies that are majority owned by us.

Principal Investments. Our Principal Investments segment consists of businesses which have been acquired primarily for attractive investment return characteristics. Currently, this segment includes UOL, a company that offers consumer subscription services consisting of Internet access under the NetZero and Juno brands and magicJack which provides VoIP communication services and related subscription services. Internet access includes paid dial-up, mobile broadband and DSL subscription services. We also offer email, Internet security, web hosting services, and other services.

Recent Developments

We believe a key differentiator of our business is the ability to pursue a diversified strategy of utilizing our balance sheet for the purchase of assets, for equity investments, to provide backstop commitments, and to assist our clients in closing transactions. We have employed this strategy throughout our history. We aim to structure these transactions to mitigate our downside risk and provide for returns consistent with our past performance. GACP from time to time participates in and provides capital for these transactions. In 2018, we have backstopped the $240.0 million rights offering by Babcock & Wilcox Enterprises, Inc., formed a joint venture to purchase the rights to assets of The Bon-Ton Stores, Inc. for a cash purchase price of approximately $560.0 million, as further described below, and closed a $65.0 million bought deal equity transaction. We are currently exploring other opportunities to utilize our balance sheet and deploy capital in a manner consistent with our diversified strategy and complimentary to the transactions that we have closed in 2018.

On November 14, 2018, and pursuant to the Agreement and Plan of Merger, dated as of November 9, 2017, as amended by Amendment No. 1 thereto, dated as of May 8, 2018, by and among the Company, B.R. Acquisition Ltd., an Israeli corporation and an indirect wholly-owned subsidiary of the Company (“Merger Sub”), and magicJack, Merger Sub merged with and into magicJack with magicJack continuing as the surviving corporation as an indirect wholly-owned subsidiary of the Company.  Subject to the terms and conditions of the Agreement and Plan of Merger, each outstanding share of magicJack was converted into the right to receive $8.71 in cash without interest, representing approximately $143 million in aggregate merger consideration.

On June 17, 2018, we entered into various agreements pursuant to which we agreed to provide financial support to Vintage Capital Management, LLC (“Vintage Capital”) in an indirect acquisition of Rent-A-Center, Inc. (“Rent-A-Center”). Specifically, Vintage Capital, through its affiliates Vintage Rodeo Parent, LLC, a Delaware limited liability company (the “Parent”), and Vintage Rodeo Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (the “Merger Sub”), entered into an Agreement and Plan of Merger with Rent-A-Center, dated as of June 17, 2018 (the “Merger Agreement”), pursuant to which the Merger Sub will merge with and into Rent-A-Center, whereby Rent-A-Center will be the surviving corporation and become a wholly-owned subsidiary of the Parent.  Vintage Capital agreed to pay $15.00 per share in cash for each common share of Rent-A-Center, which including the assumption of net debt, represents a total transaction value of approximately $1.365 billion. We, along with Vintage Capital, our subsidiary GACP, and affiliates of Guggenheim Corporate Funding, LLC (“Guggenheim”), entered into a Debt Commitment Letter dated June 17, 2018, pursuant to which we agreed to provide an aggregate principal amount of approximately $1.1 billion in debt to finance the transaction. We also entered into an Equity Commitment Letter, dated as of June 17, 2018, with Vintage Rodeo, L.P. (the “Partnership”) and the Parent, pursuant to which we agreed to contribute equity in an amount of up to $429 million (the “Equity Commitment”). Additionally, we entered into a corresponding Subscription Agreement and Side Letter Agreement, each dated as of June 17, 2018, pursuant to which the Equity Commitment will be allocated to cash subscriptions of limited partnership interest for up to (i) $315 million of common limited partnership interests of the Partnership, and (ii) $114 million of 13% PIK preferred limited partnership interests of the Partnership.  Further, we entered into a Limited Guarantee on June 17, 2018, in favor of Rent-A-Center, pursuant to which we, together with Vintage RTO, L.P., agreed to guarantee, jointly and severally, the due and punctual payment, performance and discharge when required by the Parent or the Merger Sub to Rent-A-Center of all of the liabilities and obligations of the Parent or Merger Sub under the Merger Agreement. We are also parties to a Mutual Indemnity/Contribution Agreement, dated as of June 17, 2018, pursuant to which (i) we agreed to indemnify and hold harmless Vintage RTO, L.P. and Samjor Family, LP (collectively, the “Vintage Guarantors”) from damages and liabilities arising out of obligations under the Limited Guarantee caused by a default in funding by us or our affiliates, and (ii) the Vintage Guarantors agreed, jointly and severally, to indemnify and hold harmless us and our affiliates from damages and liabilities arising out of all other obligations under the Limited Guarantee.

On April 18, 2018, the United States Bankruptcy Court for the District of Delaware issued an order (the “Order”) approving the sale of certain rights to the assets of The Bon-Ton Stores, Inc. and its affiliates (the “Debtors”) and granted certain other relief to GA Retail, Inc. (“GA”), an indirect wholly owned subsidiary of the Company, Tiger Capital Group, LLC (“Tiger”), and the indenture trustee (the “Indenture Trustee”; together with GA and Tiger, the “Joint Venture”) under the Second Lien Indenture (as defined in the Order). Among other things, the Order approved the Joint Venture’s right to act as the Debtors’ exclusive agent to conduct the sale of substantially all of the Debtors’ assets on the terms and conditions set forth in that certain agency agreement dated April 18, 2018 by and among the Debtors and the Joint Venture (the “Agency Agreement” and the related transactions, the “Bon-Ton Transactions”).

Pursuant to the Agency Agreement, the Joint Venture agreed to pay (a) a cash purchase price of approximately $560.0 million (the “Cash Purchase Price”), which includes all amounts due and owing by the Debtors to the lenders under that certain debtor in possession financing facility, the cash amounts used to collateralize certain letters of credit and an amount to fund the payment of certain fees and expenses incurred by the Debtors’ professionals, (b) a credit bid of $125.0 million, and (c) $93.8 million to pay for certain administrative expenses of the Debtors as reflected in an agreed upon wind down budget. In exchange for such payments and the payment of certain expenses, the Joint Venture received the right to receive all proceeds (cash or otherwise) of any of the Debtors’ Assets except as otherwise set forth in the Agency Agreement (the “Proceeds”). The sale of inventory and certain of the assets of Bon-Ton through a going-out-of-business sale was completed on August 31, 2018. The Joint Venture continues to wind down the business activities of Bon-Ton and sale of certain real property, among other items, in accordance with the Agency Agreement.

To fund GA’s portion of the Cash Purchase Price, GA borrowed (i) $300.0 million from Wells Fargo Bank, N.A. (“Wells Fargo Bank”) pursuant to an amended and restated consent dated April 19, 2018 to that certain credit agreement among GA, its affiliates and Wells Fargo Bank, as amended (the “Credit Agreement”), and (ii) approximately $51.0 million from GACP II, L.P., a direct lending fund managed by GACP, an affiliate of GA and a wholly owned subsidiary of the Company. Each of these loans is to be repaid from the Proceeds after the payment of certain expenses incurred by the Joint Venture in connection with the sale. In connection with the borrowing from Wells Fargo Bank, the maximum borrowing limit under the Credit Agreement was increased solely for purposes of the Bon-Ton Transactions from $200.0 million to $300.0 million and reverted back to $200.0 million upon repayment of the amounts borrowed in connection with the Bon-Ton Transactions. The amounts borrowed in connection with the Bon-Ton Transaction were fully repaid as of September 30, 2018.

On March 15, 2018, the Company was a party to a Secondary Stock Purchase Agreement with ACP BD Investments, LLC (“ACP”) which required the Company to purchase 950,000 shares of the Company’s common stock at $18.25 per share or approximately $17.3 million in cash. The stock was repurchased from ACP on April 2, 2018 and retired by the Company.

On January 12, 2018, the Company converted a loan receivable from bebe stores, inc. (“bebe”) in the amount of $16.9 million in principal and accrued interest into 2,819,528 shares of common stock of bebe, representing a conversion price at $6.00 per share. On January 12, 2018, the Company also purchased 500,000 shares of bebe common stock at $6.00 per share of which 250,000 shares were newly issued common stock by bebe and 250,000 shares were purchased from the majority shareholder of bebe. In total, the Company acquired 3,319,528 shares of bebe common stock. In connection with such transactions, bebe fixed the size of its board of directors at five members of which two employees of the Company were newly appointed to the bebe board. At September 30, 2018, the Company had an ownership of approximately 30.1% of bebe’s outstanding common shares.

Our Corporate Information

We are a Delaware corporation. Our executive offices are located at 21255 Burbank Blvd, Suite 400, Woodland Hills, California 91367, and the telephone number at our principal executive office is (818) 884-3737. Our website addresses are http://www.greatamerican.com, http://www.brileyfin.com, http://www.unitedonline.net, http://www.magicjack.com and http://www.vocaltec.com. We have not incorporated by reference into this prospectus supplement and accompanying prospectus the information on our website, and you should not consider it to be a part of this document.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of the Notes, see the “Description of the Notes” section in this prospectus supplement.

Issuer	B. Riley Financial, Inc.

Notes Offered

Up to $75,000,000 aggregate principal amount of 7.25% Senior Notes due 2027, 7.50% Senior Notes due 2027, 7.375% Senior Notes due 2023, 6.875% Senior Notes due 2023 and 7.50% Senior Notes due 2021.

The 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes offered hereby are a further issuance of, form of a single series with and will have the same terms as the Initial 7.25% 2027 Notes, Initial 7.50% 2027 Notes, Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes and Initial 2021 Notes, respectively.

Manner of offering

“At the market offering” that may be made from time to time through the Agent, as sales agent, subject to our instruction as to amount and timing. The Agent is not required to sell any specific principal amount of the Notes, but the Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. See “Plan of Distribution” on page S-39.

Maturity

The 7.25% 2027 Notes will mature on December 31, 2027, the 7.50% 2027 Notes will mature on May 31, 2027, the 7.375% 2023 Notes will mature on May 31, 2023, the 6.875% 2023 Notes will mature on September 30, 2023 and the 2021 Notes will mature on October 31, 2021, each unless redeemed prior to maturity.

Interest Rate and Payment Dates

7.25% interest per annum on the principal amount of the 7.25% 2027 Notes, 7.50% interest per annum on the principal amount of the 7.50% 2027 Notes, 7.375% interest per annum on the principal amount of the 7.375% 2023 Notes, 6.875% interest per annum on the principal amount of the 6.875% 2023 Notes and 7.50% interest per annum on the principal amount of the 2021 Notes will accrue from the most recent interest payment date immediately preceding the date of issuance of the 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes, respectively, except that Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such Notes will not begin to accrue interest until the interest payment date immediately following such record date. Interest will be paid quarterly in arrears on January 31, April 30, July 31 and October 31 of each year. The interest payable on each interest payment date will be paid only to holders of record of the Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date. As a general matter, holders of the Notes will not be entitled to receive any payments of principal on the Notes prior to the stated maturity date.

Guarantors	None.

Ranking

The Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries.

The indenture governing the Notes does not limit the amount of indebtedness that we or our subsidiaries may incur or whether any such indebtedness can be secured by our assets.

Optional Redemption

We may redeem the 7.25% 2027 Notes, in whole or in part, on or after December 31, 2020, the 7.50% 2027 Notes, in whole or in part, on or after May 31, 2020, and the 2021 Notes, in whole or in part, on or after October 31, 2018, at our option, at any time and from time to time, prior to maturity at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. We may redeem the 7.375% 2023 Notes in whole or in part at our option (i) on or after May 31, 2020 and prior to May 31, 2021, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after May 31, 2021 and prior to May 31, 2022, at a price equal to $25.375 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after May 31, 2022 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding the date of redemption. We may redeem the 6.875% 2023 Notes in whole or in part at our option (i) on or after September 30, 2020 and prior to September 30, 2021, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2021 and prior to September 30, 2022, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2022 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding the date of redemption. See “Description of the Notes — Optional Redemption” for additional details.

Sinking Fund	The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity).

Use of Proceeds	We expect to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”

Events of Default

Events of default generally will include failure to pay principal, failure to pay interest, failure to observe or perform any other covenant or warranty in the Notes or in the indenture, and certain events of bankruptcy, insolvency or reorganization. See “Description of the Notes — Events of Default.”

Certain Covenants

The indenture that governs the Notes contains certain covenants, including, but not limited to, restrictions on our ability to merge or consolidate with or into any other entity. See “Description of the Notes — Covenants.”

No Financial Covenants	The indenture relating to the Notes does not contain financial covenants.

Additional Notes

We may create and issue additional notes ranking equally and ratably with the 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes in all respects, so that such additional notes will constitute and form a single series with the 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes, as applicable, and will have the same terms as to status, redemption or otherwise (except the price to public, the issue date and, if applicable, the initial interest payment date) as such Notes. We will not issue any such additional notes unless such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Defeasance	The Notes are subject to legal and covenant defeasance by us. See “Description of the Notes — Defeasance” for more information.

Listing

The 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes, when issued, are quoted on Nasdaq under the symbols “RILYG,” “RILYZ,” “RILYH,” “RILYI” and “RILYL,” respectively.

Form and Denomination

The Notes will be issued in book-entry form in minimum denominations of $25 and integral multiples in excess thereof. The Notes will be represented by a permanent global certificate deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trustee	U.S. Bank National Association.

Governing Law	The Notes and the indenture governing the Notes will be governed by the laws of the State of New York.

Risk Factors

An investment in the Notes involves significant risks. Please refer to “Risk Factors” beginning on page S-14 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in the Notes.

Conflicts of Interest

B. Riley FBR is an affiliate of B. Riley Financial, Inc. and, as such, may be deemed to have a “conflict of interest” in this offering of Notes within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, this offering of Notes will be conducted in compliance with the provisions of FINRA Rule 5121. B. Riley FBR may not make sales of Notes in this offering to any of its discretionary accounts without the prior written approval of the account holder.

RISK FACTORS

An investment in the Notes involves significant risks, including the risks described below. Before purchasing the Notes, you should carefully consider each of the following risk factors as well as the other information and risk factors contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in the Notes. The risks described below are not the only ones we face. This prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2017, which is on file with the SEC and is incorporated herein by reference, (ii) our quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, which are incorporated by reference into this prospectus supplement, and (iii) other documents we file from time to time with the SEC that are deemed incorporated by reference into this prospectus supplement. Additional risks of which we are not presently aware or that we currently believe are immaterial which may also impair our business operations and financial position. Our business, financial condition, results of operations and/or our future growth prospects could be materially and adversely affected by the materialization of any of these risks. As a result, you could lose some or all of any investment you may have made or may make in our Company.

Risks Related to this Offering

We may be able to incur substantially more debt, which could have important consequences to you.

We may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the Notes will not prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to you. Incurrence of additional debt would also further reduce the cash available to invest in operations, as a result of increased debt service obligations. If new debt is added to our current debt levels, the related risks that we now face could intensify.

In November 2016 we completed an initial offering of 7.50% Senior Notes due 2021 with an aggregate principal amount of $28,750,000. In May 2017, we completed an initial offering of 7.50% Senior Notes due 2027 with an aggregate principal amount of $60,375,000. In December 2017, we completed an initial offering of 7.25% Senior Notes due 2027 with an aggregate principal amount of $80,500,000. In May 2018, we completed an initial offering of 7.375% Senior Notes due 2023 with an aggregate principal amount of $100,050,000. In September 2018, we completed an initial offering of 6.875% Senior Notes due 2023 with an aggregate principal amount of $100,050,000.

In June 2017, December 2017 and June 2018, we entered into At Market Issuance Sales Agreement with B. Riley FBR to sell, pursuant to one or more of such agreements, additional 7.50% 2027 Notes, 7.25% 2027 Notes, 7.375% 2023 Notes and 2021 Notes, under which such agreements, we sold an additional $19,941,100 in aggregate principal amount of 7.25% 2027 Notes, $48,416,925 in aggregate principal amount of 7.50% 2027 Notes, $11,478,025 in aggregate principal amount of 7.375% 2023 Notes and $17,657,275 in aggregate principal amount of 2021 Notes as of the date of this prospectus supplement.

Our level of indebtedness could have important consequences to you, because:

●	it could affect our ability to satisfy our financial obligations, including those relating to the Notes;

●

a substantial portion of our cash flows from operations would have to be dedicated to interest and principal payments and may not be available for operations, capital expenditures, expansion, acquisitions or general corporate or other purposes;

●	it may impair our ability to obtain additional debt or equity financing in the future;

●	it may limit our ability to refinance all or a portion of our indebtedness on or before maturity;

●	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

●	it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the Notes, we could be in default on the Notes, and this default could cause us to be in default on other indebtedness, to the extent outstanding. Conversely, a default under any other indebtedness, if not waived, could result in acceleration of the debt outstanding under the related agreement and entitle the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. In addition, such default or acceleration may result in an event of default and acceleration of other indebtedness of the Company, entitling the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. If a judgment is obtained by any such holders, such holders could seek to collect on such judgment from the assets of the Company. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.

However, no event of default under the Notes would result from a default or acceleration of, or suit, other exercise of remedies or collection proceeding by holders of, our other outstanding debt, if any. As a result, all or substantially all of our assets may be used to satisfy claims of holders of our other outstanding debt, if any, without the holders of the Notes having any rights to such assets. The indenture governing the Notes will not restrict our ability to incur additional indebtedness.

The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur in the future.

The Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured indebtedness that we or our subsidiaries have currently outstanding or may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. The indenture governing the Notes does not prohibit us or our subsidiaries from incurring additional secured (or unsecured) indebtedness in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness and may consequently receive payment from these assets before they may be used to pay other creditors, including the holders of the Notes.

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of B. Riley and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Therefore, in any bankruptcy, liquidation or similar proceeding, all claims of creditors (including trade creditors) of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. The indenture governing the Notes does not prohibit us or our subsidiaries from incurring additional indebtedness in the future. In addition, future debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.

The indenture under which the Notes will be issued contains limited protection for holders of the Notes.

The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:

●

issue debt securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries;

●	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities subordinated in right of payment to the Notes;

●	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

●	enter into transactions with affiliates;

●	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

●	make investments; or

●	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indenture does not include any protection against certain events, such as a change of control, a leveraged recapitalization or “going private” transaction (which may result in a significant increase of our indebtedness levels), restructuring or similar transactions. Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity. Also, an event of default or acceleration under our other indebtedness would not necessarily result in an Event of Default under the Notes.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

An increase in market interest rates could result in a decrease in the value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the Notes, and the market interest rates subsequently increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

An active trading market for the Notes may not develop, which could limit the market price of the Notes or your ability to sell them.

The 7.25% 2027 Notes (when issued) and Initial 7.25% 2027 Notes are quoted on Nasdaq under the symbol “RILYG,” the 7.50% 2027 Notes (when issued) and Initial 7.50% 2027 Notes are quoted on Nasdaq under the symbol “RILYZ,” the 7.375% 2023 Notes (when issued) and Initial 7.375% 2023 Notes are quoted on Nasdaq under the symbol “RILYH,” the 6.875% 2023 Notes (when issued) and Initial 6.875% 2023 Notes are quoted on Nasdaq under the symbol “RILYI,” and the 2021 Notes (when issued) and Initial 2021 Notes are quoted on Nasdaq under the symbol “RILYL.” We cannot provide any assurances that an active trading market will develop for the Notes or that you will be able to sell your Notes. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. The Agent has advised us that it may make a market in the Notes, but it is not obligated to do so. The Agent may discontinue any market-making in the Notes at any time at its sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

In addition, there may be a limited number of buyers when you decide to sell your Notes. This may affect the price, if any, offered for your Notes or your ability to sell your Notes when desired or at all.

We may issue additional Notes.

Under the terms of the indenture governing the Notes, we may from time to time without notice to, or the consent of, the holders of the Notes, create and issue additional notes which will be equal in rank to the Notes. We will not issue any such additional notes unless such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

The rating for the 7.25% 2027 Notes, 7.375% 2023 Notes or 6.875% 2023 Notes could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency.

We have obtained a rating for the 7.25% 2027 Notes, 7.375% 2023 Notes and 6.875% 2023 Notes. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold the 7.25% 2027 Notes, 7.375% 2023 Notes or 6.875% 2023 Notes. Ratings do not reflect market prices or suitability of a security for a particular investor and the rating of the 7.25% 2027 Notes, 7.375% 2023 Notes or 6.875% 2023 Notes may not reflect all risks related to us and our business, or the structure or market value of the 7.25% 2027 Notes, 7.375% 2023 Notes or 6.875% 2023 Notes. We may elect to issue other securities for which we may seek to obtain a rating in the future. If we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the 7.25% 2027 Notes, 7.375% 2023 Notes or 6.875% 2023 Notes.

USE OF PROCEEDS

We expect to use the net proceeds of this offering for general corporate purposes.

DESCRIPTION OF THE NOTES

The Notes are being issued under an Indenture dated as of November 2, 2016 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated November 2, 2016, the Second Supplemental Indenture dated as of May 31, 2017, the Third Supplemental Indenture dated as of December 13, 2017, the Fourth Supplemental Indenture dated as of May 17, 2018 and the Fifth Supplemental Indenture dated as of September 11, 2018, which we refer to collectively as the “indenture,” between the Company and U.S. Bank National Association, trustee. Set forth below is a description of the specific terms of the Notes and the indenture. This description supplements (and to the extent inconsistent with, replaces) the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture filed as an exhibit to the Current Reports on Form 8-K filed on September 11, 2018, May 17, 2018, December 13, 2017, May 31, 2017 and November 2, 2016.

General

The 7.25% 2027 Notes:

●	will be our general unsecured, senior obligations;

●

will be initially limited to an aggregate principal amount of $75,000,000 (together with the 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes but excluding the Initial 7.25% 2027 Notes, Initial 7.50% 2027 Notes, Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes and Initial 2021 Notes), with an initial outstanding aggregate principal amount of $0;

●	will mature on December 31, 2027, unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●

will bear cash interest from the most recent interest payment date immediately preceding the date of issuance of the 7.25% 2027 Notes at an annual rate of 7.25%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, except that 7.25% 2027 Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of 7.25% 2027 Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such 7.25% 2027 Notes will not begin to accrue interest until the interest payment date immediately following such record date, and the interest payable on each interest payment date will be paid only to holders of record of the 7.25% 2027 Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date;

●	will be redeemable at our option, in whole or in part, at any time on and after December 31, 2020, at the price and on the terms described under “—Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	are listed on Nasdaq under the symbol “RILYG”; and

●	will be represented by one or more registered 7.25% 2027 Notes in global form, but in certain limited circumstances may be represented by 7.25% 2027 Notes in definitive form.

The 7.50% 2027 Notes:

●	will be our general unsecured, senior obligations;

●

will be initially limited to an aggregate principal amount of $75,000,000 (together with the 7.25% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes but excluding the Initial 7.25% 2027 Notes, Initial 7.50% 2027 Notes, Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes and Initial 2021 Notes), with an initial outstanding aggregate principal amount of $0;

●	will mature on May 31, 2027, unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●

will bear cash interest from the most recent interest payment date immediately preceding the date of issuance of the 7.50% 2027 Notes at an annual rate of 7.50%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, except that 7.50% 2027 Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of 7.50% 2027 Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such 7.50% 2027 Notes will not begin to accrue interest until the interest payment date immediately following such record date, and the interest payable on each interest payment date will be paid only to holders of record of the 7.50% 2027 Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date;

●	will be redeemable at our option, in whole or in part, at any time on and after May 31, 2020, at the price and on the terms described under “—Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	are listed on Nasdaq under the symbol “RILYZ”; and

●	will be represented by one or more registered 7.50% 2027 Notes in global form, but in certain limited circumstances may be represented by 7.50% 2027 Notes in definitive form.

The 7.375% 2023 Notes:

●	will be our general unsecured, senior obligations;

●

will be initially limited to an aggregate principal amount of $75,000,000 (together with the 7.25% 2027 Notes, 7.50% 2027 Notes, 6.875% 2023 Notes and 2021 Notes but excluding the Initial 7.25% 2027 Notes, Initial 7.50% 2027 Notes, Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes and Initial 2021 Notes), with an initial outstanding aggregate principal amount of $0;

●	will mature on May 31, 2023, unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●

will bear cash interest from the most recent interest payment date immediately preceding the date of issuance of the 2023 Notes at an annual rate of 7.375%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, except that 7.375% 2023 Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of 7.375% 2023 Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such 7.375% 2023 Notes will not begin to accrue interest until the interest payment date immediately following such record date, and the interest payable on each interest payment date will be paid only to holders of record of the 7.375% 2023 Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date;

●	will be redeemable at our option, in whole or in part, at any time on and after May 31, 2020, at the price and on the terms described under “—Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	are listed on Nasdaq under the symbol “RILYH”; and

●	will be represented by one or more registered 7.375% 2023 Notes in global form, but in certain limited circumstances may be represented by 7.375% 2023 Notes in definitive form.

The 6.875% 2023 Notes:

●	will be our general unsecured, senior obligations;

●

will be initially limited to an aggregate principal amount of $75,000,000 (together with the 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes and 2021 Notes but excluding the Initial 7.25% 2027 Notes, Initial 7.50% 2027 Notes, Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes and Initial 2021 Notes), with an initial outstanding aggregate principal amount of $0;

●	will mature on September 30, 2023, unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●

will bear cash interest from the most recent interest payment date immediately preceding the date of issuance of the 6.875% 2023 Notes at an annual rate of 6.875%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, except that 6.875% 2023 Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of 6.875% 2023 Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such 6.875% 2023 Notes will not begin to accrue interest until the interest payment date immediately following such record date, and the interest payable on each interest payment date will be paid only to holders of record of the 6.875% 2023 Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date;

●	will be redeemable at our option, in whole or in part, at any time on and after September 30, 2020, at the price and on the terms described under “—Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	are listed on Nasdaq under the symbol “RILYI”; and

●	will be represented by one or more registered 6.875% 2023 Notes in global form, but in certain limited circumstances may be represented by 6.875% 2023 Notes in definitive form.

The 2021 Notes:

●	will be our general unsecured, senior obligations;

●

will be initially limited to an aggregate principal amount of $75,000,000 (together with the 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes and 6.875% 2023 Notes but excluding the Initial 7.25% 2027 Notes, Initial 7.50% 2027 Notes, Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes and Initial 2021 Notes), with an initial outstanding aggregate principal amount of $0;

●	will mature on October 31, 2021, unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●

will bear cash interest from the most recent interest payment date immediately preceding the date of issuance of the 2021 Notes at an annual rate of 7.50%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, except that 2021 Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of 2021 Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such 2021 Notes will not begin to accrue interest until the interest payment date immediately following such record date, and the interest payable on each interest payment date will be paid only to holders of record of the 2021 Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date;

●	will be redeemable at our option, in whole or in part, at any time on and after October 31, 2018, at the price and on the terms described under “—Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	are listed on Nasdaq under the symbol “RILYL”; and

●	will be represented by one or more registered 2021 Notes in global form, but in certain limited circumstances may be represented by 2021 Notes in definitive form.

The indenture does not limit the amount of indebtedness that we or our subsidiaries may issue. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “— Covenants — Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may from time to time, without the consent of the existing holders, issue additional 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes having the same terms as to status, redemption or otherwise (except the price to public, the issue date and, if applicable, the initial interest payment date) that may constitute a single fungible series with the 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes, respectively, offered by this prospectus supplement; provided that if any such additional notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.

Ranking

The Notes are senior unsecured obligations of the Company, and, upon our liquidation, dissolution or winding up, will rank (i) senior to the outstanding shares of our common stock, (ii) senior to any of our future subordinated debt, (iii) pari passu (or equally) with our future unsecured and unsubordinated indebtedness, (iv) effectively subordinated to any existing or future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness and (v) structurally subordinated to all existing and future indebtedness of our subsidiaries, financing vehicles or similar facilities.

Any borrowings under the Wells Fargo Credit Agreement are secured by the proceeds we receive for services rendered in connection with liquidation service contracts pursuant to which any outstanding loan or letters of credit are issued and the assets that are sold at liquidation related to such contracts and will be effectively senior to the Notes to the extent of the value of such proceeds and assets. As of September 30, 2018, we have no letters of credit outstanding under the Wells Fargo Credit Agreement.

Interest

Interest on the 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes will accrue from the most recent interest payment date immediately preceding the date of issuance of the 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes, respectively, to, but excluding, the maturity date or earlier acceleration or redemption, except that Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), such Notes will not begin to accrue interest until the interest payment date immediately following such record date. Interest will be paid quarterly in arrears on January 31, April 30, July 31 and October 31 of each year. The interest payable on each interest payment date will be paid only to holders of record of the Notes at the close of business on January 15, April 15, July 15 and October 15 of each year, as the case may be, immediately preceding the applicable interest payment date. As a general matter, holders of the Notes will not be entitled to receive any payments of principal on the Notes prior to the stated maturity date.

The amount of interest payable for any interest period, including interest payable for any partial interest period, will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

“Business day” means, for any place where the principal and interest on the Notes is payable, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day in which banking institutions in New York are authorized or obligated by law or executive order to close.

Optional Redemption

The 7.25% 2027 Notes, 7.50% 2027 Notes and 2021 Notes may be redeemed in whole or in part at any time or from time to time on or after December 31, 2020, May 31, 2020, and October 31, 2018, respectively, at our option, upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption, at a redemption price equal to the principal amount plus any unpaid interest payable thereon accrued to, but excluding, the date fixed for redemption.

The 7.375% 2023 Notes may be redeemed in whole or in part at any time at our option (i) on or after May 31, 2020 and prior to May 31, 2021, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after May 31, 2021 and prior to May 31, 2022, at a price equal to $25.375 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after May 31, 2022 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption.

We may redeem the 6.875% 2023 Notes in whole or in part at our option (i) on or after September 30, 2020 and prior to September 30, 2021, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2021 and prior to September 30, 2022, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2022 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding the date of redemption. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption.

If less than all of the 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes or 2021 Notes or are to be redeemed, the particular 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes, respectively, to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee from the outstanding 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes or 2021 Notes, respectively, not previously called for redemption, by lot, or in the trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes or 2021 Notes, respectively, will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes or 2021 Notes, respectively. The trustee will promptly notify us in writing of the 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes or 2021 Notes, respectively, selected for redemption and, in the case of any 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes or 2021 Notes, respectively, selected for partial redemption, the principal amount thereof to be redeemed.

Unless we default on the payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

Events of Default

Holders of a particular series of Notes will have rights if an Event of Default occurs in respect of such series of Notes and is not cured, as described later in this subsection. The term “Event of Default” in respect of a series of Notes means any of the following:

●	we do not pay interest on any Note within the same series when due, and such default is not cured within 30 days;

●	we do not pay the principal of the Notes within the same series when due and payable;

●

we breach any covenant or warranty in the indenture with respect to such series of Notes and such breach continues for 60 days after we receive a written notice of such breach from the trustee or the holders of at least 25% of the principal amount of the Notes within the same series; and

●	certain specified events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days.

The trustee may withhold notice to the holders of either series of the Notes of any default, except in the payment of principal or interest, if the trustee in good faith determines the withholding of notice to be in the interest of the holders of such series of the Notes.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any default.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes within the same series may declare the entire principal amount of the Notes within the same series, together with accrued and unpaid interest, if any, to be due and payable immediately by a notice in writing to us and, if notice is given by the holders of the Notes within the same series, the trustee. This is called an “acceleration of maturity.” If the Event of Default occurs in relation to our filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the trustee or the holders, become immediately due and payable.

At any time after a declaration of acceleration of a particular series of Notes has been made by the trustee or the holders of such Notes and before any judgment or decree for payment of money due has been obtained by the trustee, the holders of a majority of the outstanding principal of such Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee all amounts due and owed with respect to such Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (ii) any other Events of Default have been cured or waived.

At our election, the sole remedy with respect to an Event of Default due to our failure to comply with certain reporting requirements under the Trust Indenture Act or under “— Covenants — Reporting” below, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such default and (2) 0.50% for calendar days 91 through 180 after such default. On the 181st day after such Event of Default, if such violation is not cured or waived, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If we choose to pay such additional interest, we must notify the trustee and the holders of the Notes by certificate of our election at any time on or before the close of business on the first business day following the Event of Default.

Before a holder of the Notes is allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce such holder’s rights relating to the Notes, the following must occur:

●	such holder must give the trustee written notice that the Event of Default has occurred and remains uncured;

●

the holders of at least 25% of the outstanding principal of the same series of Notes must have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

●	such holder or holders must have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

●	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority of the outstanding principal of the same series of Notes.

No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Book-entry and other indirect holders of the Notes should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Waiver of Defaults

The holders of not less than a majority of the outstanding principal amount of the 7.25% 2027 Notes and Initial 7.25% 2027 Notes, voting together, the 7.50% 2027 Notes and the Initial 7.50% 2027 Notes, voting together, the 7.375% 2023 Notes and the Initial 7.375% 2023 Notes, voting together, the 6.875% 2023 Notes and the Initial 6.875% 2023 Notes, voting together, and the 2021 Notes and the Initial 2021 Notes, voting together, may on behalf of the holders of all 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes, respectively, waive any past default with respect to such 7.25% 2027 Notes and Initial 7.25% 2027 Notes, 7.50% 2027 Notes and Initial 7.50% 2027 Notes, 7.375% 2023 Notes and Initial 7.375% 2023 Notes, 6.875% 2023 Notes and Initial 6.875% 2023 Notes, and 2021 Notes and Initial 2021 Notes, other than (i) a default in the payment of principal or interest on such series of Notes, when such payments are due and payable (other than by acceleration as described above), or (ii) in respect of a covenant that cannot be modified or amended without the consent of each holder of such series of Notes.

Covenants

In addition to any other covenants described in the accompanying prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by us and related matters, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants will govern.

Merger, Consolidation or Sale of Assets

The indenture provides that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property in any one transaction or series of related transactions unless:

●

we are the surviving entity or the entity (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

●

the surviving entity (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such surviving entity, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

●	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or Event of Default has occurred and is continuing; and

●

in the case of a merger where the surviving entity is other than us, we or such surviving entity will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

Reporting

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Modification or Waiver

There are three types of changes we can make to the indenture and the Notes (in each case below, all references to the Notes shall include the Initial Notes as well as the Notes offered hereby):

Changes Not Requiring Approval

First, there are changes that we can make to the Notes without the specific approval of the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect and include changes:

●	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and the Notes;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default;

●

to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the trust indenture act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

●	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

●	to secure the Notes;

●

to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

●	to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not materially affect the interest of any other holder of the Notes.

Changes Requiring Approval of Each Holder

We cannot make certain changes to the Notes without the specific approval of each holder of the same series of Notes. The following is a list of those types of changes:

●	changing the stated maturity of the principal of, or any installment of interest on, any Note;

●	reducing the principal amount or rate of interest of any Note;

●	changing the place of payment where any Note or any interest is payable;

●	impairing the right to institute suit for the enforcement of any payment on or after the date on which it is due and payable;

●	reducing the percentage in principal amount of holders of the Notes whose consent is needed to modify or amend the indenture; and

●	reducing the percentage in principal amount of holders of the Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.

Changes Requiring Majority Approval

Any other change to the indenture and the Notes would require the following approval:

●	if the change only affects a particular series of Notes, it must be approved by holders of not less than a majority in aggregate principal amount of the applicable series of outstanding Notes; and

●

if the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of not less than a majority in aggregate principal amount of each of the series of debt securities affected by the change.

Consent from holders to any change to the indenture or the Notes must be given in writing.

Further Details Concerning Voting

The amount of Notes in a particular series deemed to be outstanding for the purpose of voting will include all such Notes in such series authenticated and delivered under the indenture as of the date of determination except:

●	Notes cancelled by the trustee or delivered to the trustee for cancellation;

●

Notes for which we have deposited with the trustee or paying agent or set aside in trust money for their payment or redemption and, if money has been set aside for the redemption of the Notes, notice of such redemption has been duly given pursuant to the indenture to the satisfaction of the trustee;

●

Notes held by the Company, its subsidiaries or any other entity which is an obligor under the Notes, unless such Notes have been pledged in good faith and the pledgee is not the Company, an affiliate of the Company or an obligor under the Notes;

●	Notes for which have undergone full defeasance, as described below; and

●

Notes which have been paid or exchanged for other Notes due to such Notes loss, destruction or mutilation, with the exception of any such Notes held by bona fide purchasers who have presented proof to the trustee that such Notes are valid obligations of the Company.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of a particular series of Notes that are entitled to vote or take other action under the indenture, and the trustee will generally be entitled to set any day as a record date for the purpose of determining the holders of such series of Notes that are entitled to join in the giving or making of any Notice of Default, any declaration of acceleration of maturity of such Notes, any request to institute proceedings or the reversal of such declaration. If we or the trustee set a record date for a vote or other action to be taken by the holders of such Notes, that vote or action can only be taken by persons who are holders of such Notes on the record date and, unless otherwise specified, such vote or action must take place on or prior to the 180th day after the record date. We may change the record date at our option, and we will provide written notice to the trustee and to each holder of a particular series of Notes of any such change of record date.

Defeasance

The following defeasance provisions will be applicable to the Notes. “Defeasance” means that, by irrevocably depositing with the trustee an amount of cash denominated in U.S. dollars and/or U.S. government obligations sufficient to pay all principal and interest, if any, on all or any series of the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under such Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture relating to the Notes. The consequences to the holders of the Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the Notes could not be accelerated for any reason, the holders of the Notes nonetheless would be guaranteed to receive the principal and interest owed to them.

Covenant Defeasance

Under the indenture, we have the option to take the actions described below and be released from some of the restrictive covenants under the indenture under which any series of the Notes were issued. This is called “covenant defeasance.” In that event, holders of such Notes would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay the Notes. In order to achieve covenant defeasance, the following must occur:

●

we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of the all holders of the applicable series of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient to generate enough cash to make interest, principal and any other applicable payments on such Notes on their various due dates;

●

we must deliver to the trustee a legal opinion of our counsel stating that under U.S. federal income tax law, we may make the above deposit and covenant defeasance without causing holders to be taxed on the applicable series of the Notes differently than if those actions were not taken;

●	we must deliver to the trustee an officers’ certificate stating that the applicable series of the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

●

no default or Event of Default with respect to the applicable series of the Notes has occurred and is continuing, and no defaults or Events of Defaults related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

●	the covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

●	the covenant defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

●

the covenant defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

●	we must deliver to the trustee an officers’ certificate and a legal opinion from our counsel stating that all conditions precedent with respect to the covenant defeasance have been complied with.

Full Defeasance

If there is a change in U.S. federal income tax law, we can legally release ourselves from all payment and other obligations on any applicable series of the Notes if we take the following actions below:

●

we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of the all holders of the applicable series of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

●

we must deliver to the trustee a legal opinion confirming that there has been a change to the current U.S. federal income tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing holders to be taxed on the applicable series of the Notes any differently than if we did not make the deposit;

●	we must deliver to the trustee an officers’ certificate stating that the applicable series of the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

●

no default or Event of Default with respect to the applicable series of the Notes has occurred and is continuing and no defaults or Events of Defaults related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

●	the full defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

●	the full defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

●

the full defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

●	we must deliver to the trustee an officers’ certificate and a legal opinion from our counsel stating that all conditions precedent with respect to the full defeasance have been complied with.

In the event that the trustee is unable to apply the funds held in trust to the payment of obligations under the applicable series of the Notes by reason of a court order or governmental injunction or prohibition, then those of our obligations discharged under the full defeasance or covenant defeasance will be revived and reinstated as though no deposit of funds had occurred, until such time as the trustee is permitted to apply all funds held in trust under the procedure described above may be applied to the payment of obligations under such Notes. However, if we make any payment of principal or interest on the applicable series of the Notes to the holders, we will have the right to receive such payments from the trust in the place of the holders.

Listing

The 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes are listed on Nasdaq under the symbols “RILYG,” “RILYZ,” “RILYH,” “RILYI,” and “RILYL,” respectively. The Notes trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Notes that is not included in the trading price.

Governing Law

The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Global Notes; Book-Entry Issuance

The Notes will be issued in the form of one or more global certificates, or “Global Notes,” registered in the name of The Depository Trust Company, or “DTC”. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede &Co. to be the initial registered holder of the Notes. No person that acquires a beneficial interest in the Notes will be entitled to receive a certificate representing that person’s interest in the Notes except as described herein. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of the Notes will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or “Direct Participants,” deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.”

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or “Indirect Participants.” DTC has an S&P rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Notes to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee or depositary on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with the Notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the applicable trustee or depositary, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee or depositary. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

None of the Company, the trustee, any depositary, or any agent of any of them will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Termination of a Global Note

If a Global Note is terminated for any reason, interest in it will be exchanged for certificates in non-book-entry form as certificated securities. After such exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a Global Note transferred on termination to their own names, so that they will be holders of the Notes. See “— Form, Exchange and Transfer of Certificated Registered Securities.”

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the Note on the interest payment date. Because we pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.

Payments on Global Notes

We will make payments on the Notes so long as they are represented by Global Notes in accordance with the applicable policies of the depositary in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interest in the Global Notes. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

In the event the Notes become represented by certificates, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder of the Note at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all payments of principal by check at the office of the trustee in the contiguous United States and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.

Payment When Offices Are Closed

If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.

Form, Exchange and Transfer of Certificated Registered Securities

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

●	DTC notified us at any time that it is unwilling or unable to continue as depositary for the Global Notes;

●	DTC ceases to be registered as a clearing agency under the Exchange Act; or

●	an Event of Default with respect to such Global Note has occurred and is continuing.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering the Notes in the name of holders transferring Notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts.

Holders will not be required to pay a service charge for any registration of transfer or exchange of their certificated securities, but they may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we redeem any of the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to determine or fix the list of holders to prepare the mailing. We may also refuse to register transfer or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.

About the Trustee

U.S. Bank National Association is the trustee under the indenture and will be the principal paying agent and registrar for the Notes. The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Notes that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Code, regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships (including entities and arrangements classified as partnerships for U.S. federal income tax purposes), subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the Notes as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” U.S. Holders (as defined below) whose functional currency for tax purposes (as defined in Section 985 of the Code) is not the U.S. dollar, holders subject to Section 451(b) of the Code, and individuals subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the Notes offered in this prospectus supplement upon original issuance for the “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for money to persons, other than to bond houses, brokers or similar persons or organizations acting in the capacity of the underwriters, placement agents or wholesalers) for cash and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

This summary is not a comprehensive description of all of the U.S. federal tax consequences that may be relevant with respect to the acquisition, ownership and disposition of the Notes. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and estate tax consequences to you of acquiring, owning and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of Notes that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

●

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” have the authority to control all substantial decisions of the trust; or

●	a trust in existence on August 20, 1996 that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

As used in this prospectus supplement, the term “Non-U.S. Holder” is a beneficial owner of the Notes (other than a partnership or other entity taxable as a partnership) that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes offered in this prospectus supplement, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the Notes should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of the Notes by the partnership.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of the Notes.

Payment of Interest. It is expected, and this discussion assumes, that the Notes will be issued with less than a de minimis amount of “original issue discount” for U.S. federal income tax purposes. Accordingly, interest on a Note generally will be included in the income of a U.S. Holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Qualified Reopening. We will not issue any additional 7.25% 2027 Notes, additional 7.50% 2027 Notes, additional 7.375% 2023 Notes, 6.875% 2023 Notes and additional 2021 Notes unless such additional notes would constitute a “qualified reopening” of the Initial 7.25% 2027 Notes, Initial 7.50% 2027 Notes, Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes and Initial 2021 Notes, respectively for U.S. federal income tax purposes. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the additional 7.25% 2027 Notes, additional 7.50% 2027 Notes, additional 7.375% 2023 Notes, additional 6.875% 2023 Notes and additional 2021 Notes will have the same issue date, the same issue price and the same adjusted issue price as the Initial 7.25% 2027 Notes, Initial 7.50% 2027 Notes, Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes and Initial 2021 Notes, respectively, for U.S. federal income tax purposes. The remainder of this discussion assumes the correctness of the treatment described in this paragraph.

Pre-issuance Accrued Interest. The aggregate purchase price of the 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes issued pursuant to this offering may include interest that accrued prior to the date the notes are purchased, which is referred to herein as “pre-issuance accrued interest.” Pre-issuance accrued interest will be included in the accrued interest to be paid on the Notes on the first interest payment date after the issuance of the Notes offered hereby. We intend to take the position that a portion of the interest payment following the issuance of any Notes pursuant to this offering equal to the pre-issuance accrued interest for such Notes will be treated as a return of the pre-issuance accrued interest and not as an amount payable on the Notes. If this position is respected, our payment of such pre-issuance accrued interest will not be treated as taxable interest income to U.S. Holders of the Notes and the amount of the pre-issuance accrued interest will reduce such U.S. Holder’s adjusted tax basis in the Notes. Prospective purchasers of the Notes are urged to consult their tax advisors with respect to the tax treatment of pre-issuance accrued interest.

Bond Premium. In general, if a U.S. Holder purchases a Note for an amount (excluding any amount attributable to any pre-issuance accrued interest) in excess of the stated principal amount of the Note, the U.S. Holder will be treated as purchasing the Note with bond premium in an amount equal to such excess. A U.S. Holder may elect to amortize such bond premium over the remaining term of the Note on a constant yield method as an offset to interest when includible in income under the U.S. Holder’s regular method of tax accounting. In such case, the U.S. Holder’s tax basis in the Note will be reduced by the amortized bond premium. Any election to amortize bond premium shall apply to all debt instruments (other than debt instruments the interest on which is excludable from gross income for U.S. federal income tax purposes) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and is irrevocable without the consent of the IRS. If a U.S. Holder does not elect to amortize the bond premium, the bond premium will decrease the gain or increase the loss that would otherwise be recognized on a disposition of the Note. U.S. Holders should consult their tax advisors about the decision to amortize the bond premium and the effects of such an election, including the effect on other debt instruments held by the U.S. Holder.

Sale, Exchange, or Retirement of Notes. Upon the sale, exchange, retirement, or other disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition and the U.S. Holder’s adjusted tax basis in the Note. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the Note, but will exclude amounts attributable to accrued but unpaid interest which will be treated as described above under “Payments of Interest.” A U.S. Holder’s adjusted tax basis in a Note will generally be the cost of the Note to such U.S. Holder (excluding any amounts paid for pre-issuance accrued interest that is not taxable when received), decreased by any amortized bond premium.

Gain or loss realized on the sale, exchange, retirement, or other disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if the Note has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code. Prospective investors should consult with their own tax advisors concerning these tax law provisions.

Additional Medicare Tax on Unearned Income. Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the Notes.

Taxation of Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of a Note.

Payments of Interest. Except as discussed below, principal and interest payments that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax, except as provided below.

Interest may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

●	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

●	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

●	a Non-U.S. Holder is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (as described in Section 881(c)(3)(A) of the Code); or

●	the Non-U.S. Holder does not satisfy the certification requirements described below.

In the case of the Notes, a Non-U.S. Holder generally will satisfy the certification requirements if either: (a) the Non-U.S. Holder certifies to us or our agent, under penalties of perjury, that it is not a “United States person” (within the meaning of the Code) and provides its name and address (which certification may generally be made on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable U.S. nonresident withholding tax certification form), or (b) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the Note certifies to us under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is not a United States person and furnishes us with a copy of the statement.

Except as discussed below, payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN, Form W-8BEN-E, or other applicable U.S. nonresident withholding tax certification form, claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. These forms may be required to be updated periodically. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Retirement of Note. Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement or other disposition of Notes, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, and (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of the Note. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition of a Note, and if certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange or other disposition of such Note.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of a Note is engaged in the conduct of a trade or business within the United States and if interest on the Note, or gain realized on the sale, exchange or other disposition of the Note, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), will generally be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “Consequences to U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of a Note. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of all or a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt recipients (including a corporation and certain other persons who, when required, demonstrate their exempt status), we and other payors are required to report to the IRS all payments of principal and interest on the Notes. In addition, we and other payors generally are required to report to the IRS any payment of proceeds from the sale of a Note before maturity. Additionally, backup withholding generally will apply to any payments if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it is subject to backup withholding, or the U.S. Holder does not certify that it is not subject to backup withholding. If applicable, backup withholding will be imposed at a rate of 24%.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification to the applicable withholding agent under penalties of perjury that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the holder is a United States person, or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of a Note to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on behalf of a holder generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for U.S. federal income tax purposes, a foreign partnership that is either engaged in a trade or business within the United States or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a trade or business within the United States, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to a holder unless the broker, custodian, nominee, or other dealer has documentation of the holder’s foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge or reason to know to the contrary.

Payment of the proceeds from a sale of a Note to or through the U.S. office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Certain provisions of the Code, known as the Foreign Account Tax Compliance Act (“FATCA”), impose a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a “foreign financial institution” on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information (that is in addition to and significantly more onerous than, the requirement to deliver an applicable U.S. nonresident withholding tax certification form (e.g., IRS Form W-8BEN), as discussed above) regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

These withholding and reporting requirements generally apply to U.S. source periodic payments (such as interest payments on the Notes) and, after December 31, 2018, to payments of gross proceeds from a sale, exchange, retirement or other disposition. If we determine withholding is appropriate with respect to the Notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We will not be required to pay any additional amounts in respect of any payments to which FATCA withholding applies. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

PLAN OF DISTRIBUTION

The Agent is acting as our sales agent in connection with the offer and sale of the Notes pursuant to this prospectus supplement and the accompanying prospectus. Upon written instructions from us, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to sell, as our sales agent, the Notes under the terms and subject to the conditions set forth in the Sales Agreement. We will instruct the Agent as to the series and amount of the Notes to be sold by it. We may instruct the Agent not to sell the Notes if the sales cannot be effected at or above the price designated by us in any instruction. We will instruct the Agent not to sell the 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes if the sales cannot be effected at or above prices that will allow the 7.25% 2027 Notes, 7.50% 2027 Notes, 7.375% 2023 Notes, 6.875% 2023 Notes and 2021 Notes to be treated as “fungible” with the Initial 7.25% 2027 Notes, Initial 7.50% 2027 Notes, Initial 7.375% 2023 Notes, Initial 6.875% 2023 Notes or the Initial 2021 Notes, as applicable, for U.S. federal income tax purposes. We or the Agent may suspend the offering of Notes upon proper notice and subject to other conditions.

Sales of the Notes, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act, including sales made directly on Nasdaq or similar securities exchange at prices related to the prevailing market prices. If any of the Notes are sold at prices above par, the effective yield on such Notes to the purchasers may be less than 6.875%, 7.25%, 7.375% or 7.50%, as applicable.

The Agent will provide written confirmation of a sale to us no later than the opening of the trading day on the Nasdaq following each trading day in which the Notes are sold under the Sales Agreement. Each confirmation will include the series and principal amount of Notes sold on the preceding day, the sales price of Notes sold, the aggregate gross sales proceeds of such Notes, the net proceeds to us and the compensation payable by us to the Agent in connection with the sales.

The Agent will receive a commission from us equal to up to 2.0% of the gross sales price of any Notes sold through the Agent under the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Agent under the terms of the Sales Agreement, will be approximately $65,000. This estimate includes the reimbursement by the Company of the reasonable fees and expenses of the Agent in connection with the transactions contemplated by the Sales Agreement.

Settlement for sales of the Notes will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the series and principal amount of Notes sold through the Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Agent, if any.

In connection with the sale of the Notes on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of the Notes pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of the dollar amount of Notes subject to the Sales Agreement or (ii) the termination of the Sales Agreement as permitted therein.

Other Relationships

The Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and our affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of its various business activities, the Agent and certain of its affiliates actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or our affiliates. The Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The principal business address of the Agent is 299 Park Avenue, 7th Floor, New York, New York 10171.

CONFLICTS OF INTEREST

B. Riley FBR is an affiliate of B. Riley Financial, Inc. and, as such, will have a “conflict of interest” in this offering of Notes within the meaning of FINRA Rule 5121. Consequently, this offering of Notes will be conducted in compliance with the provisions of FINRA Rule 5121. B. Riley FBR will not be permitted to sell Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017, as well as the effectiveness of our internal controls over financial reporting as of December 31, 2017, as stated in its report incorporated by reference into this prospectus supplement, and such audited consolidated financial statements have been incorporated by reference into this prospectus supplement in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The consolidated financial statements of FBR & Co. and its subsidiaries as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of magicJack VocalTec Ltd. as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters will be passed upon for us by The NBD Group, Inc., Los Angeles, California, and for the Agent by Duane Morris LLP, New York, New York.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC after the date of this prospectus supplement and before the date that the offering of Notes by means of this prospectus supplement and accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 8, 2018, August 3, 2018 and November 6, 2018, respectively;

●	Our annual report on Form 10-K and Form 10-K/A for the year ended December 31, 2017, filed with the SEC on March 14, 2018 and April 4, 2018, respectively; and

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Our current report Form 8-K/A filed with the SEC on June 28, 2017, March 21, 2018 and December 10, 2018, and our current reports on Form 8-K filed with the SEC on November 21, 2017, January 5, 2018, January 16, 2018, March 20, 2018, April 25, 2018, May 11, 2018, July 16, 2018, July 31, 2018, August 13, 2018 and November 20, 2018.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request those documents from us by contacting us at: B. Riley Financial, Inc., 21255 Burbank Blvd, Suite 400, Woodland Hills, California 91367, Attention: Investor Relations, telephone (818) 884-3737.

PROSPECTUS

B. RILEY FINANCIAL, INC.

$250,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES
UNITS

We may offer and sell from time to time the above securities in one or more classes, in one or more transactions, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, preferred stock or warrants. The aggregate initial offering price of the securities that we may offer through this prospectus will be up to $250,000,000.

We will provide specific terms of any offering in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer the securities independently or together in any combination for sale directly to purchasers, through one or more underwriters, dealers or agents, or through underwriting syndicates managed or co-managed by one or more underwriters, to be designated at a future date, on a continuous or delayed basis.

Our common stock is traded on the NASDAQ Global Market (“NASDAQ”) under the symbol “RILY”. On December 7, 2018, the last reported sales price of our common stock as quoted on NASDAQ was $17.35 per share.

On December 7, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was $214.20 million.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 3 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 17, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time. For further information about our business and the securities, you should refer to the registration statement containing this prospectus and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports we file by the SEC. The registration statement and other reports can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement or incorporated information having a later date. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “B. Riley,” “we,” “us,” or “our” refer to the combined business of B. Riley Financial, Inc. and all of its subsidiaries.

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ABOUT B. RILEY FINANCIAL, INC.

Our Business

We provide collaborative financial services and solutions through several operating subsidiaries, including:

●	B. Riley FBR, Inc. (“B. Riley FBR”) is a leading, full service investment bank providing financial advisory, corporate finance, research, securities lending and sales & trading services to corporate, institutional and high net worth individual clients. B. Riley FBR was formed in November 2017 through the merger of B. Riley & Co, LLC and FBR Capital Markets & Co.; the name of the combined broker dealer was subsequently changed to B. Riley FBR, Inc. FBR Capital Markets & Co. was acquired by B. Riley Financial in June 2017.

●	Wunderlich Securities, Inc., acquired by B. Riley Financial in July 2017, provides comprehensive wealth management and brokerage services to individuals and families, corporations and non-profit organizations, including qualified retirement plans, trusts, foundations and endowments. In June 2018, Wunderlich Securities, Inc. changed its name to B. Riley Wealth Management, Inc.

●	B. Riley Capital Management, LLC, an SEC registered investment advisor, which includes:

○	B. Riley Asset Management, an advisor to certain private funds and to institutional and high net worth investors;

○	B. Riley Wealth Management, a multi-family office practice and wealth management firm focused on the needs of ultra-high net worth individuals and families; and

○	Great American Capital Partners, LLC (“GACP”), the general partner of two private funds, GACP I, L.P. and GACP II, L.P., both direct lending funds that provide senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies.

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GlassRatner Advisory & Capital Group LLC (“GlassRatner”), a specialty financial advisory services firm we acquired on July 31, 2018, provides consulting services to shareholders, creditors and companies, including due diligence, fraud investigations, corporate litigation support, crisis management and bankruptcy services. The addition of GlassRatner, strengthens B. Riley’s diverse platform and compliments the restructuring services provided by B. Riley FBR.

●	Great American Group, LLC, a leading provider of asset disposition and auction solutions to a wide range of retail and industrial clients.

●	Great American Group Advisory and Valuation Services, LLC, a leading provider of appraisal and valuation services for asset based lenders, private equity firms and corporate clients.

We also pursue a strategy of investing in or acquiring companies which we believe have attractive investment return characteristics. On July 1, 2016 and November 14, 2018, we acquired United Online, Inc. (“UOL”) and magicJack VocalTec Ltd. (“magicJack”), respectively, as part of our principal investment strategy.

●

UOL is a communications company that offers subscription services and products, consisting of Internet access services and devices under the NetZero and Juno brands primarily sold in the United States.

●	magicJack is a Voice over IP (VoIP) cloud-based technology and services communications provider.

We are headquartered in Los Angeles with offices in major cities throughout the United States including New York, Chicago, Boston, Memphis, and Metro Washington D.C.

We currently have four operating segments: (i) Capital Markets, through which we provide investment banking, corporate finance, securities lending, restructuring, consulting, research, sales and trading and wealth management services to corporate, institutional and high net worth clients; (ii) Auction and Liquidation, through which we provide auction and liquidation services to help clients dispose of assets that include multi-location retail inventory, wholesale inventory, trade fixtures, machinery and equipment, intellectual property and real property; (iii) Valuation and Appraisal, through which we provide valuation and appraisal services to clients with independent appraisals in connection with asset based loans, acquisitions, divestitures and other business needs and (iv) Principal Investments - UOL through which we provide consumer Internet access and with the recent acquisition of magicJack provide VoIP communication services and related subscription services.

Our Corporate Information

We are a Delaware corporation. Our executive offices are located at 21255 Burbank Blvd, Suite 400, Woodland Hills, California 91367, and the telephone number at our principal executive office is (818) 884-3737. Our website addresses are http://www.greatamerican.com, http://www.brileyfin.com and http://www.unitedonline.net. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. See “Where You Can Find More Information.”

In addition, we have identified the following risk factors due to the acquisition of magicJack that may potentially impact our business:

RISKS RELATED TO THE MAGICJACK BUSINESS

We may experience difficulties in realizing the expected benefits of the acquisition of magicJack.

Our ability to achieve the benefits we anticipate from the acquisition of magicJack will depend in large part upon whether we are able to achieve expected cost savings, manage magicJack’s business and execute our strategy in an efficient and effective manner. Because our business and the business of magicJack differ, we may not be able to manage magicJack’s business smoothly or successfully and the process of achieving expected cost savings may take longer than expected. If we are unable to manage the operations of magicJack’s business successfully, we may be unable to realize the cost savings and other anticipated benefits we expect to achieve as a result of the magicJack acquisition. As a result, our business and results of operations could be adversely affected and the market price of our common stock could be negatively impacted.

The market in which magicJack participates is highly competitive and if we do not compete effectively, our operating results may be harmed by loss of market share and revenues.

The telecommunications industry is highly competitive. We face intense competition from traditional telephone companies, wireless companies, cable companies and alternative voice communication providers and manufacturers of communication devices.

The principal competitors for our products and services include the traditional telephone service providers, such as AT&T, Inc., CenturyLink, Inc. and Verizon Communications Inc., which provide telephone service using the public switched telephone network. Certain of these traditional providers have also added, or are planning to add, broadband telephone services to their existing telephone and broadband offerings. We also face, or expect to face, competition from cable companies, such as Cablevision Systems Corp., Charter Communications, Inc., Comcast Corporation, Cox Communications, Inc. and Time Warner Cable (a division of Time Warner Inc.), which offer broadband telephone services to their existing cable television and broadband offerings. Further, wireless providers, including AT&T Mobility, Inc., Sprint Corporation, T-Mobile USA Inc., and Verizon Wireless, Inc. offer services that some customers may prefer over wireline-based service. In the future, as wireless companies offer more minutes at lower prices, their services may become more attractive to customers as a replacement for broadband or wireline-based phone service.

We face competition on magicJack device sales from Apple, Samsung, Motorola and other manufacturers of smart phones, tablets and other hand held wireless devices. Also, we compete against established alternative voice communication providers, such as Vonage, Google Voice, Ooma, and Skype, which is another non-interconnected voice provider, and may face competition from other large, well-capitalized Internet companies. In addition, we compete with independent broadband telephone service providers.

Increased competition may result in our competitors using aggressive business tactics, including providing financial incentives to customers, selling their products or services at a discount or loss, offering products or services similar to our products and services on a bundled basis at a discounted rate or no charge, announcing competing products or services combined with aggressive marketing efforts, and asserting intellectual property rights or claims, irrespective of their validity.

We believe that some of our existing competitors may choose to consolidate or may be acquired in the future.  Additionally, some of our competitors may enter into alliances or joint ventures with each other or establish or strengthen relationships with other third parties.  Any such consolidation, acquisition, alliance, joint venture or other relationship could adversely affect our ability to compete effectively, lead to pricing pressure, our loss of market share and could harm our business, results of operations and financial condition.

Our future growth of magicJack depends on the success of various initiatives we are pursuing.  The failure of these growth initiatives could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our future growth depends primarily on (1) increased sales of magicJack devices and related products and services, (2) the successful implementation of monetization initiatives for our proprietary mobile apps, the magicApp, magicJack Connect and magicJack Spark, and (3) the successful integration of the Broadsmart business and implementation of the new Small Office Home Office (“SOHO”) initiatives of the new management team. The failure to grow device and related revenues in the Core Consumer business through increased device sales in the future would make us more reliant on other growth initiatives and cause a longer-term decrease in our overall revenues which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

magicJack may face difficulty in attracting new customers, and if we fail to attract new customers, our business and results of operations may suffer.

Most traditional wireline and wireless telephone service providers and cable companies are substantially larger and better capitalized than us and have the advantage of a large existing customer base. Because most of our customers are purchasing communications services from one or more of these providers, our success is dependent upon our ability to attract customers away from their existing providers. In addition, these competitors could focus their substantial financial resources to develop competing technology that may be more attractive to potential customers than what we offer. Our competitors’ financial resources may allow them to offer services at prices below cost or even for free in order to maintain and gain market share or otherwise improve their competitive positions.

magicJack’s competitors also could use their greater financial resources to offer broadband telephone service with more attractive service packages that include on-site installation and more robust customer service. In addition, because of the other services that our competitors provide, they may choose to offer broadband telephone service as part of a bundle that includes other products, such as video, high speed Internet access and wireless telephone service, which we do not offer at the present time. This bundle may enable our competitors to offer broadband telephone service at prices with which we may not be able to compete or to offer functionality that integrates broadband telephone service with their other offerings, both of which may be more desirable to consumers. Any of these competitive factors could make it more difficult for us to attract and retain customers to our products, and cause us to lower our prices in order to compete and reduce our market share and revenues.

magicJack may be unable to obtain enough phone numbers in desirable area codes to meet demand, which may adversely affect our ability to attract new customers and our results of operations.

magicJack’s operations are subject to varying degrees of federal and state regulation. It currently allows customers to select the area code for their desired phone number from a list of available area codes in cities throughout much of the United States. This selection may become limited if we are unable to obtain phone numbers, or a sufficient quantity of phone numbers, including certain area codes, due to exhaustion and consequent shortages of numbers in those area codes, restrictions imposed by federal or state regulatory agencies, or a lack of telephone numbers made available to us by third parties. If we are unable to provide our customers with a nationwide selection of phone numbers, or any phone numbers at all, in all geographical areas and is unable to obtain telephone numbers from another alternative source, or is required to incur significant new costs in connection with obtaining such phone numbers, our relationships with current and future customers may be damaged, causing a shortfall in expected revenue, increased customer attrition, and an inability to attract new customers. As a result, our business, results of operations and financial condition could be materially and adversely affected.

If magicJack’s services are not commercially accepted by customers, our prospects for growth will suffer.

Our success in deriving a substantial amount of revenues from magicJack’s broadband telephone service offering sold to consumers and businesses relies on the commercial acceptance of our offering from consumers and business. Although we currently sell our services to a number of customers, it cannot be certain that future customers will find our services attractive. If customer demand for our services does not develop or develops more slowly than anticipated, it would have a material adverse effect on our business, results of operations and financial condition. Our success relies on the commercial acceptance of our offering from these advertisers and retailers. magicJack is not currently selling its advertising and retailing services and it cannot be certain future online advertisers and retailers will find its services attractive. If demand for these services does not develop or develops more slowly than anticipated, it would have a material adverse effect on our business, results of operations and financial condition.

If magicJack is unable to retain its existing customers, our revenue and results of operations would be adversely affected.

We offer magicJack services pursuant to a subscriber agreement that ranges generally from one month to five years in duration and allows our customers to gain access to our servers for telephone calls. Our customers do not have an obligation to renew their subscriber agreement after their initial term period expires, and these agreements may not be renewed on the same or on more profitable terms. As a result, our ability to grow depends in part on retaining customers for renewals. We may not be able to accurately predict future trends in customer renewals, and our customers’ renewal rates may decline or fluctuate because of several factors, including their satisfaction or dissatisfaction with our services, the prices of our services, the fees imposed by government entities, the prices of comparable services offered by our competitors or reductions in our customers’ spending levels. If our customers do not renew their services, renew on less favorable terms, or do not purchase additional functionality, our revenue may grow more slowly than expected or decline, and our profitability and gross margins may be harmed.

The market for magicJack’s services and products is characterized by rapidly changing technology and our success will depend on our ability to enhance our existing service and product offerings and to introduce new services and products on a timely and cost effective basis.

The market for magicJack’s services and products is characterized by rapidly changing enabling technology, frequent enhancements and evolving industry standards. Our continued success depends on our ability to accurately anticipate the evolution of new products and technologies and to enhance our existing products and services. Historically, several factors have deterred consumers and businesses from using voice over broadband service, including security concerns, inconsistent quality of service, increasing broadband traffic and incompatible software products. If we are unable to continue to address those concerns and foster greater consumer demand for our products and services, our business and results of operations will be adversely affected.

Our success also depends on our ability to develop and introduce innovative new magicJack services and products that gain market acceptance. We may not be successful in selecting, developing, manufacturing and marketing new products and services or enhancing existing products and services on a timely basis. We may experience difficulties with software development, industry standards, design or marketing that could delay or prevent our development, introduction or implementation of new products, services and enhancements. The introduction of new products or services by competitors, the emergence of new industry standards or the development of entirely new technologies to replace existing service offerings could render our existing or future services obsolete. If our services become obsolete due to wide-spread adoption of alternative connectivity technologies, our ability to generate revenue may be impaired. In addition, any new markets into which we attempt to sell our services, including new countries or regions, may not be receptive. If we are unable to successfully develop or acquire new products or services, enhance our existing products or services to anticipate and meet customer preferences or sell magicJack products and services into new markets, our revenue and results of operations would be adversely affected.

We may be unsuccessful in protecting our proprietary rights or may have to defend ourselves against claims of infringement, which could impair or significantly affect our business.

Our means of protecting our proprietary rights may not be adequate and our competitors may independently develop technology that is similar ours. Legal protections afford only limited protection for our technology. The laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Despite our efforts to protect our proprietary rights, unauthorized parties have in the past attempted, and may in the future attempt, to copy aspects of our products or to obtain and use information that it regards as proprietary. Third parties may also design around our proprietary rights, which may render our protected products less valuable, if the design around is favorably received in the marketplace. In addition, if any our products or the technology underlying our products is covered by third-party patents or other intellectual property rights, we could be subject to various legal actions.

We cannot assure you that our products do not infringe intellectual property rights held by others or that they will not in the future. Third parties may assert infringement, misappropriation, or breach of license claims against us from time to time. Such claims could cause us to incur substantial liabilities and to suspend or permanently cease the use of critical technologies or processes or the production or sale of major products. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity, misappropriation, or other claims. Any such litigation could result in substantial costs and diversion of our resources, which in turn could materially adversely affect our business and financial condition. Moreover, any settlement of or adverse judgment resulting from such litigation could require us to obtain a license to continue to use the technology that is the subject of the claim, or otherwise restrict or prohibit our use of the technology. Any required licenses may not be available to us on acceptable terms, if at all. If we attempt to design around the technology at issue or to find another provider of suitable alternative technology to permit it to continue offering applicable software or product solutions, our continued supply of software or product solutions could be disrupted or our introduction of new or enhanced software or products could be significantly delayed.

magicJack’s products must comply with various domestic and international regulations and standards and failure to do so could have an adverse effect on our business, operating results and financial condition.

magicJack’s products must comply with various domestic and international regulations and standards defined by regulatory agencies. If it does not comply with existing or evolving industry standards and other regulatory requirements or if we fail to obtain in a timely manner any required domestic or foreign regulatory approvals or certificates, we will not be able to sell our products where these standards or regulations apply, which may harm our business. Moreover, distribution partners or customers may require us, or we may otherwise deem it necessary or advisable, to alter our products to address actual or anticipated changes in the regulatory environment. Our inability to alter our products to address these requirements and any regulatory changes could have a material adverse effect on our business, financial condition, and operating results.

magicJack’s emergency and E911 calling services are different from those offered by traditional wireline telephone companies and may expose us to significant liability.

While we do not believe that we are currently subject to regulatory requirements to provide such capability, we provide our customers with emergency calling services/E911 calling services that significantly differ from the emergency calling services offered by traditional wireline telephone companies. Those differences may cause significant delays, or even failures, in callers’ receipt of the emergency assistance they need. Traditional wireline telephone companies route emergency calls from a fixed location over a dedicated infrastructure directly to an emergency services dispatcher at the public safety answering point (“PSAP”) in the caller’s area. Generally, the dispatcher automatically receives the caller’s phone number and actual location information. Because the magicJack devices are portable or nomadic, the only way we can determine to which PSAP to route an emergency call, and the only location information that our E911 service can transmit to a dispatcher at a PSAP is the information that our customers have registered with us. A customer’s registered location may be different from the customer’s actual location at the time of the call because customers can use their magicJack devices to make calls almost anywhere a broadband connection is available. Significant delays may occur in a customer updating its registered location information, and in applicable databases being updated and new routing implemented once a customer has provided new information. If our customers encounter delays when making emergency services calls and any inability to route emergency calls properly, or of the answering point to automatically recognize the caller’s location or telephone number, such delays can have devastating consequences. Customers may, in the future, attempt to hold us responsible for any loss, damage, personal injury or death suffered as a result.

Traditional phone companies also may be unable to provide the precise location or the caller’s telephone number when their customers place emergency calls. However, traditional phone companies are covered by federal legislation exempting them from liability for failures of emergency calling services, and magicJack is not afforded such protection. In addition, magicJack has lost, and may in the future lose, existing and prospective customers because of the limitations inherent in our emergency calling services. Additionally, service interruptions from our third-party providers could cause failures in our customers’ access to E911 services. Finally, we may decide not to offer customers E911 services at all. Any of these factors could cause us to lose revenues, incur greater expenses or cause our reputation or financial results to suffer.

State and local governments may seek to impose E911 fees.

Many state and local governments have sought to impose fees on customers of VoIP providers, or to collect fees from VoIP providers, to support implementation of E911 services in their area. The application of such fees with respect to magicJack users and us is not clear because various statutes and regulations may not cover our services, we do not bill our customers monthly, nor do we bill customers at all for telecommunication services. We may also not know the end user’s location because the magicJack devices and services are nomadic. Should a regulatory authority require payment of money from us for such support, we may be required to develop a mechanism to collect fees from our customers, which may or may not be satisfactory to the entity requesting us to be a billing agent. We cannot predict whether the collection of such additional fees or limitations on where our services are available would impact customers’ interest in purchasing our products.

In settlement of litigation, magicJack agreed that it would, at least once a year, issue bills for 911 emergency calling services to each user who has access to 911 services through their magicJack services, and who has provided a valid address in a U.S. jurisdiction that provides access to 911 services and which is legally empowered to impose 911 charges on such users in accordance with applicable state and/or local law.

Certain E911 regulatory authorities have asserted or may assert in the future that we are liable for damages, including end user assessed E911 taxes, surcharges and/or fees, for not having billed and collected E911 fees from our customers in the past or in the future. If a jurisdiction were to prevail in such claims, the decision could have a material adverse effect on our financial condition and results of operations.

We may decide to end magicJack’s emergency and E911 calling services for its Core Consumer business in the future, which may affect our revenues and expose us to significant liability.

Although we currently make available emergency and E911 services to all of our users, we do not believe that it is required by regulations to do so for magicJack’s Core Consumer business. We may, in the future, decide to discontinue providing such services for magicJack’s Core Consumer business. Discontinuing such services may adversely affect customer demand, may result in fines by the Federal Communications Commission (“FCC”) and may affect our revenues.

Increases in credit card processing fees and high chargeback costs would increase our operating expenses and adversely affect our results of operations, and an adverse change in, or the termination of, magicJack’s relationship with any major credit card company would have a severe, negative impact on our business.

A significant number of magicJack’s customers purchase its products through magicJack’s website and pay for its products and services using credit or debit cards. The major credit card companies or the issuing banks may increase the fees that they charge for transactions using their cards. An increase in those fees would require us to either increase the prices we charge for our products, or suffer a negative impact on our profitability, either of which could adversely affect our business, financial condition and results of operations.

We have potential liability for chargebacks associated with the transactions we process, or that are processed on our behalf by merchants selling our products. If a customer returns his or her magicJack products at any time, or claims that magicJack’s product was purchased fraudulently, the returned product is “charged back” to magicJack or its bank, as applicable. If magicJack or its sponsoring banks are unable to collect the chargeback from the merchant’s account, or, if the merchant refuses or is financially unable, due to bankruptcy or other reasons, to reimburse the merchant’s bank for the chargeback, we bear the loss for the amount of the refund paid.

We are vulnerable to credit card fraud, as we sell magicJack products directly to customers through our website. Card fraud occurs when a customer uses a stolen card (or a stolen card number in a card-not-present-transaction) to purchase merchandise or services. In a traditional card-present transaction, if the merchant swipes the card, receives authorization for the transaction from the card issuing bank and verifies the signature on the back of the card against the paper receipt signed by the customer, the card issuing bank remains liable for any loss. In a fraudulent card-not-present transaction, even if the merchant or magicJack receive authorization for the transaction, magicJack or the merchant are liable for any loss arising from the transaction. Because sales made directly from magicJack’s website are card-not-present transactions, we are more vulnerable to customer fraud. We are also subject to acts of consumer fraud by customers that purchase magicJack products and services and subsequently claim that such purchases were not made.

In addition, as a result of high chargeback rates or other reasons beyond our control, the credit card companies or issuing bank may terminate their relationship with magicJack, and there are no assurances that it will be able to enter into a new credit card processing agreement on similar terms, if at all. Upon a termination, if magicJack’s credit card processor does not assist it in transitioning its business to another credit card processor, or if magicJack were not able to obtain a new credit card processor, the negative impact on our liquidity likely would be significant. The credit card processor may also prohibit magicJack from billing discounts annually or for any other reason. Any increases in the magicJack’s credit card fees could adversely affect our results of operations, particularly if we elect not to raise our service rates to offset the increase. The termination of magicJack’s ability to process payments on any major credit or debit card, due to high chargebacks or otherwise, would significantly impair our ability to operate our business.

Flaws in magicJack’s technology and systems could cause delays or interruptions of service, damage our reputation, cause us to lose customers and limit our growth.

Our service could be disrupted by problems with magicJack technology and systems, such as malfunctions in our software or other facilities and overloading of our servers. Our customers could experience interruptions in the future as a result of these types of problems. Interruptions could in the future cause us to lose customers, which could adversely affect our revenue and profitability. In addition, because magicJack’s systems and our customers’ ability to use our services are Internet-dependent, our services may be subject to “hacker attacks” from the Internet, which could have a significant impact on our systems and services. If service interruptions adversely affect the perceived reliability of our service, it may have difficulty attracting and retaining customers and our brand reputation and growth may suffer.

We depend on overseas manufacturers, and for certain magicJack products, third-party suppliers, and our reputation and results of operations would be harmed if these manufacturers or suppliers fail to meet magicJack’s requirements.

The manufacture of the magicJack devices is conducted by a manufacturing company in China, and certain parts are produced in Taiwan and Hong Kong. These manufacturers supply substantially all of the raw materials and provide all facilities and labor required to manufacture our products. If these companies were to terminate their arrangements with us or fail to provide the required capacity and quality on a timely basis, either due to actions of the manufacturers; earthquakes, typhoons, tsunamis, fires, floods, or other natural disasters; or the actions of their respective governments, we would be unable to manufacture our products until replacement contract manufacturing services could be obtained. To qualify a new contract manufacturer, familiarize it with the magicJack products, quality standards and other requirements, and commence volume production is a costly and time-consuming process. We cannot assure you that we would be able to establish alternative manufacturing relationships on acceptable terms or in a timely manner that would not cause disruptions in our supply. Any interruption in the manufacture of our products would be likely to result in delays in shipment, lost sales and revenue and damage to our reputation in the market, all of which would harm our business and results of operations. In addition, while the magicJack contract obligations with its contract manufacturer in China is denominated in U.S. dollars, changes in currency exchange rates could impact our suppliers and increase our prices.

We rely on independent retailers to sell the magicJack devices, and disruption to these channels would harm our business.

Because we sell a majority of the magicJack devices, other devices and certain services to independent retailers, we are subject to many risks, including risks related to their inventory levels and support for magicJack’s products. In particular, magicJack’s retailers maintain significant levels of our products in their inventories. If retailers attempt to reduce their levels of inventory or if they do not maintain sufficient levels to meet customer demand, our sales could be negatively impacted.

Many of the retailers who sell magicJack products also sell products offered by its competitors. If these competitors offer the retailers more favorable terms, those retailers may de-emphasize or decline to carry magicJack’s products. In the future, we may not be able to retain or attract a sufficient number of qualified retailers. If we are unable to maintain successful relationships with retailers or to expand our distribution channels, our business will suffer.

To continue this method of sales, we will have to allocate resources to train vendors, systems integrators and business partners as to the use of our products, resulting in additional costs and additional time until sales by such vendors, systems integrators and business partners are made feasible. Our business depends to a certain extent upon the success of such channels and the broad market acceptance of our products. To the extent that our channels are unsuccessful in selling our products, our revenues and operating results will be adversely affected.

Many factors out of our control could interfere with our ability to market, license, implement or support magicJack products with any of our channels, which in turn could harm our business. These factors include, but are not limited to, a change in the business strategy of magicJack’s channels, the introduction of competitive product offerings by other companies that are sold through one or more of its channels, potential contract defaults by one or more of its channels, bankruptcy of one or more distribution channel, or changes in ownership or management of one or more of its channels.  For example, in February 2015, RadioShack Corporation, one of magicJack’s retail customers, filed a voluntary petition in bankruptcy court. magicJack was owed $1.3 million by RadioShack which it did not collect and sales to RadioShack were ceased to limit exposure. magicJack made limited sales to the RadioShack entity that emerged from the bankruptcy proceedings and terminated its relationship with that entity effective as of October 27, 2016. Some of magicJack’s competitors may have stronger relationships with its channels than magicJack does or offer more favorable terms with respect to their products, and magicJack has limited control, if any, as to whether those channels implement its products rather than its competitors’ products or whether they devote resources to market and support its competitors’ products rather than its offerings. If magicJack fails to maintain relationships with these channels, fails to develop new channels, fails to effectively manage, train, or provide incentives to existing channels or if these channels are not successful in their sales efforts, sales of magicJack’s products may decrease and our operating results would suffer.

We may not be able to maintain adequate customer care during periods of growth or in connection with our addition of new and complex devices or features, which could adversely affect our ability to grow and cause our financial results to be negatively impacted.

We consider our offshore customer care to be critically important to acquiring and retaining customers. A portion of our customer care for magicJack products is provided by third parties located in Costa Rica and the Philippines. This approach exposes us to the risk that we may not maintain service quality, control or effective management within these business operations. The increased elements of risk that arise from conducting certain operating processes in some jurisdictions could lead to an increase in reputational risk. Interruptions in our customer care caused by disruptions at our third-party facilities may cause us to lose customers, which could adversely affect our revenue and profitability. If our customer base expands rapidly in the U.S. or abroad, we may not be able to expand our outsourced customer care operations quickly enough to meet the needs of our customer base, and the quality of our customer care will suffer and our access right renewal rate may decrease. As we broaden our magicJack offerings and its customers build increasingly complex home networking environments, we will face additional challenges in training our customer care staff. We could face a high turnover rate among our customer service providers. We intend to have our customer care provider hire and train customer care representatives in order to meet the needs of our customer base. If they are unable to hire, train and retain sufficient personnel to provide adequate customer care, we may experience slower growth, increased costs and higher levels of customer attrition, which would adversely affect our business and results of operations.

If we are unable to maintain an effective process for local number portability provisioning, our growth may be negatively impacted.

We comply with requests for local number portability from our customers at the end of the 30-day trial period. Local number portability means that our customers can retain their existing telephone numbers when subscribing to magicJack’s services, and would in turn allow former customers to retain their telephone numbers should they subscribe to another carrier. All carriers, including interconnected VoIP service providers, must complete the porting process within one business day. If we are unable to maintain the technology to expedite porting our customers’ numbers, demand for our services may be reduced, we may be subject to regulatory enforcement activity, and this will adversely affect our revenue and profitability.

RISKS RELATED TO REGULATION IN THE UNITED STATES OF MAGICJACK PRODUCTS AND SERVICES

If we cannot continue to obtain key switching elements from magicJack’s primary competitors on acceptable terms, we may not be able to offer our local voice and data services on a profitable basis, if at all.

We will not be able to provide our local voice and data services on a profitable basis, if at all, unless we are able to obtain key switching elements from some of magicJack’s primary competitors on acceptable terms. To offer local voice and data services in a market, we must connect our servers with other carriers in a specific market. This relationship is governed by an interconnection agreement or carrier service agreement between us and that carrier. magicJack has such agreements with Verizon, AT&T, XO Communications Services and CenturyLink in a majority of its markets. If we are unable to continue these relationships, enter into new interconnection agreements or carrier service agreements with additional carriers in other markets or if these providers liquidate or file for bankruptcy, our business and profitability may suffer.

Regulatory initiatives may continue to reduce the maximum rates we are permitted to charge long distance service providers for completing calls by our customers to customers served by our servers.

The rates that we charge and is charged by service providers for terminating calls by their customers to customers served by its servers, and for transferring calls by its customers onto other carriers, cannot exceed rates determined by regulatory authorities. In 2011, the FCC adopted an order fundamentally overhauling its existing intercarrier compensation (“ICC”) rules, which govern payments between carriers for exchange traffic.  This order established a new ICC regime that will result in the elimination of virtually all terminating switched access charges and reciprocal compensation payments over a transition period that will end in 2020. The reductions resulting from these new ICC rules have affected and will continue to affect our revenues and results of operations.

Regulation of broadband telephone services are developing and therefore uncertain; and future legislative, regulatory or judicial actions could adversely impact our business and expose us to liability.

The current regulatory environment for broadband telephone services is developing and therefore uncertain. The United States and other countries have begun to assert regulatory authority over broadband telephone service and are continuing to evaluate how broadband telephone service will be regulated in the future. Both the application of existing rules to us and our competitors and the effects of future regulatory developments are uncertain. Future legislative, judicial or other regulatory actions could have a negative effect on our business. If its VoIP telephony service or our other magicJack products and services become subject to the rules and regulations applicable to telecommunications providers, if current broadband telephone service rules are expanded and applied to us, or if additional rules and regulations applicable specifically to broadband telephone services are adopted, we may incur significant compliance costs, and we may have to restructure our service offerings, exit certain markets or start charging for our services at least to the extent of regulatory costs or requirements, any of which could cause our services to be less attractive to customers. We are faced, and may continue to face, difficulty collecting such charges from our customers and/or carriers, and collecting such charges may cause us to incur legal fees. We may be unsuccessful in collecting all of the regulatory fees owed to us. The imposition of any such additional regulatory fees, charges, taxes and regulations on VoIP communications services could materially increase our costs and may limit or eliminate our competitive pricing advantages.

Regulatory and governmental agencies may determine that we should be subject to rules applicable to certain broadband telephone service providers or seek to impose new or increased fees, taxes, and administrative burdens on broadband telephone service providers. We also may change our product and service offerings in a manner that subjects us to greater regulation and taxation. Such obligations could include requirements that we contribute directly to federal or state Universal Service Funds. We may also be required to meet various disability access requirements, number portability obligations, and interception or wiretapping requirements, such as the Communications Assistance for Law Enforcement Act. The imposition of such regulatory obligations or the imposition of additional federal, state or local taxes on our services could increase our cost of doing business and limit our growth.

We offer our magicJack products and services in other countries, and therefore could also be subject to regulatory risks in each such foreign jurisdiction, including the risk that regulations in some jurisdictions will prohibit us from providing our services cost-effectively or at all, which could limit our growth. Currently, there are several countries where regulations prohibit us from offering service. In addition, because customers can use our services almost anywhere that a broadband Internet connection is available, including countries where providing broadband telephone service is illegal, the governments of those countries may attempt to assert jurisdiction over us. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products and services in one or more countries, could delay or prevent potential acquisitions, expose us to significant liability and regulation and could also materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, our business and our operating results. Our success depends, in part, on our ability to anticipate these risks and manage these difficulties.

The success of our business relies on customers’ continued and unimpeded access to broadband service. Providers of broadband services may be able to block our services or charge their customers more for also using our services, which could adversely affect our revenue and growth.

Our customers must have broadband access to the Internet in order to use our service. Providers of broadband access, some of whom are also competing providers of voice services, may take measures that affect their customers’ ability to use our service, such as degrading the quality of the data packets they transmit over their lines, giving those packets low priority, giving other packets higher priority than ours, blocking our packets entirely or attempting to charge their customers more for also using our services.

In 2015, the FCC adopted net neutrality rules that prohibited broadband providers from: 1) blocking legal content, applications, services, or non-harmful devices; 2) impairing or degrading lawful Internet traffic on the basis of content, applications, services, or non-harmful devices; 3) engaging in paid prioritization by favoring some lawful Internet traffic over other lawful traffic in exchange for consideration of any kind or by prioritizing content and services of their affiliates; and 4) unreasonably interfering with or unreasonably disadvantaging the ability of consumers to select, access, and use the lawful content, applications, services, or devices of their choosing; or of edge providers to make lawful content, applications, services, or devices available to consumers. In doing so, the FCC reclassified broadband Internet access - the retail broadband service mass-market customers buy from cable, phone, and wireless providers - as a telecommunications service regulated under Title II of the Communications Act of 1934, although the FCC agreed to forbear from many requirements of Title II. Significantly, these rules applied equally to fixed and mobile broadband networks.

After the FCC’s new net neutrality rules went into effect in June 2015, various broadband providers and their trade associations challenged the FCC’s decision before the U.S. Court of Appeals for the D.C. Circuit.  In June 2016, the D.C. Circuit issued its decision upholding the FCC’s rules. The D.C. Circuit also denied various petitions seeking rehearing en banc of the court’s decision.  Various parties have sought review by the United States Supreme Court of the D.C. Circuit’s decision, which remains pending. We cannot predict the outcome of these proceedings.

In December 2017, the FCC adopted its “Restoring Internet Freedom Order,” which: 1) restored the classification of broadband Internet access services as unregulated information services, ending Title II regulation of these services; 2) eliminated the FCC’s three “bright-line” net neutrality rules; 3) eliminated the FCC’s “general conduct” rule; and 4) adopted a new transparency rule.  The “Restoring Internet Freedom Order” has been published in the Federal Register and will take effect on April 23, 2018, except for the new transparency rule, which will not take effect until approved by the Office of Management and Budget.

Multiple parties have filed petitions seeking judicial review of the “Restoring Internet Freedom Order,” which have been consolidated and assigned for hearing by the United States Court of Appeals for the Ninth Circuit (which may be asked to transfer the case to the D.C. Circuit).  We cannot predict how these challenges will be resolved.  However, a decision by a court upholding the FCC decision to eliminate legal prohibitions against broadband providers blocking, throttling, or otherwise degrading the quality of our data packets or attempting to extract additional fees from us or our customers could adversely impact our business.  A court also could find that the FCC lacks legal authority to regulate broadband services, which could prevent a future FCC from adopting new rules to govern the operating practices of broadband providers.

We may be bound by certain FCC regulations relating to the provision of E911 service, and if we fail to comply with FCC regulations requiring us to provide E911 emergency calling services, we may be subject to fines or penalties.

In 2005, the FCC issued regulations requiring interconnected voice-over broadband providers to provide E911 services and to notify customers of any differences between the broadband telephone service emergency calling services and those available through traditional telephone providers and obtain affirmative acknowledgments from customers of those notifications. While we do not believe the FCC’s rules currently apply to our business, the FCC could, however, extend or modify its rules to obligate us to provide E911 services according to its specific requirements. A proposal to broaden the scope of its E911 requirements was under consideration by the FCC. According to the FCC’s rules, certain broadband communications companies must offer enhanced emergency calling services (“E911”) to all customers located in areas where E911 service is available from their traditional wireline telephone company. E911 service allows emergency calls from customers to be routed directly to an emergency dispatcher in a customer’s registered location and gives the dispatcher automatic access to the customer’s telephone number and registered location information.

Limitations on our ability to provide E911 service or a requirement to comply with potential new mandates of the FCC could materially limit our growth and have a material adverse effect on our profitability. We could be subjected to various fines and forfeitures. FCC rulings could also subject us to greater regulation in some states.

Regulatory rulings and/or carrier disputes could affect the manner in which we interconnect and exchange traffic with other providers and the costs and revenues associated with doing so.

We exchange calls with other providers pursuant to applicable law and interconnection agreements and other carrier contracts that define the rates, terms, and conditions applicable to such traffic exchange. The calls we exchange originate from and terminate to a customer that uses a broadband Internet connection to access our services and are routed using telephone numbers of the customer’s choosing. There is uncertainty, however, with respect to intercarrier compensation for such traffic while rules continue to be challenged in various courts. The FCC Report and Order issued in November 2011 has asserted its jurisdiction over such traffic. Various state commissions have also issued rulings with respect to the exchange of different categories of traffic under interconnection agreements. To the extent that another provider were to assert that the traffic we exchanges with them is subject to higher levels of compensation than we, or the third parties terminating our traffic to the PSTN, pay today (if any), or if other providers from whom we currently collect compensation for the exchange of such traffic refuse to pay it going forward, we may need to seek regulatory relief to resolve such a dispute. Given the recent changes to the intercarrier compensation regime, we cannot guarantee that the outcome of any proceeding would be favorable, and an unfavorable ruling could adversely affect the amounts we collect and/or pay to other providers in connection with the exchange of our traffic. The FCC clarified in January 2015 that its VoIP symmetry rule does not require a CLEC or its VoIP provider partner to provide the physical last-mile facility to the VoIP provider’s end user customers in order to provide the functional equivalent of end office switching, and thus for the CLEC to be eligible to assess access charges for this service. The ruling confirms that the VoIP symmetry rule is technology and facilities neutral and applies regardless of whether a CLEC’s VoIP partner is a facilities-based or over-the-top VoIP provider. However, in November 2016, the U.S. Court of Appeals for the D.C. Circuit vacated the FCC’s ruling. We cannot predict how the D.C. Circuit’s decision will affect the amounts we collect and/or pay to other providers in connection with the exchange of our traffic.

RISKS RELATED TO THE OPERATION AND SECURITY SYSTEMS OF MAGICJACK

Server failures or system breaches could cause delays or adversely affect our service quality, which may cause us to lose customers and revenue.

In operating our servers, we may be unable to connect and manage a large number of customers or a large quantity of traffic at high speeds. Any failure or perceived failure to achieve or maintain high-speed data transmission could significantly reduce demand for our magicJack services and adversely affect our operating results. In addition, computer viruses, break-ins, human error, natural disasters and other problems may disrupt our servers. The system security and stability measures we implement may be circumvented in the future or otherwise fail to prevent the disruption of our services. The costs and resources required to eliminate computer viruses and other security problems may result in interruptions, delays or cessation of services to our customers, which could decrease demand, decrease our revenue and slow our planned expansion.

Hardware and software failures, delays in the operation of magicJack’s computer and communications systems or the failure to implement system enhancements may harm our business.

Our success depends on the efficient and uninterrupted operation of magicJack’s software and communications systems. A failure of our servers could impede the delivery of services, customer orders and day-to-day management of our business and could result in the corruption or loss of data. Despite any precautions we may take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins and similar events at our various facilities could result in interruptions in the flow of data to our servers and from our servers to our customers. In addition, any failure by our computer environment to provide our required telephone communications capacity could result in interruptions in our service. Additionally, significant delays in the planned delivery of system enhancements and improvements, or inadequate performance of the systems once they are completed, could damage our reputation and harm our business. Finally, long-term disruptions in infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities, and acts of terrorism (particularly involving cities in which it has offices) could adversely affect our business. Although we maintain general liability insurance, including coverage for errors and omissions, this coverage may be inadequate, or may not be available in the future on reasonable terms, or at all. We cannot assure you that this policy will cover any claim against us for loss of data or other indirect or consequential damages and defending a lawsuit, regardless of its merit, could be costly and divert management’s attention. In addition to potential liability, if we experience interruptions in our ability to supply our services, our reputation could be harmed and we could lose customers.

Our magicJack service requires an operative broadband connection, and if the adoption of broadband does not progress as expected, the market for our services will not grow and we may not be able to grow our business and increase our revenue.

Use of magicJack’s service requires that the user be a subscriber to an existing broadband Internet service, most typically provided through a cable or digital subscriber line, or DSL, connection. Although the number of broadband subscribers in the U.S. and worldwide has grown significantly over the last five years, this service has not yet been adopted by all consumers and is not available in every part of the United States and Canada, particularly rural locations. If the adoption of broadband services does not continue to grow, the market for our services may not grow.

Our magicJack business is subject to privacy and online security risks, including security breaches, and we could be liable for such breaches of security. If we are unable to protect the privacy of our customers making calls using our service, or information obtained from our customers in connection with their use or payment of our services, in violation of privacy or security laws or expectations, we could be subject to significant liability and damage to our reputation.

Although we have developed systems and processes that are designed to protect customer information and prevent fraudulent transactions, data loss and other security breaches, such systems and processes may not be sufficient to prevent fraudulent transactions, data loss and other security breaches. Failure to prevent or mitigate such breaches may adversely affect our operating results.

Customers may believe that using our services to make and receive telephone calls using their broadband connection could result in a reduction of their privacy, as compared to traditional wireline carriers. Additionally, our website, www.magicJack.com, serves as an online sales portal. We currently obtain and retain personal information about our website users in connection with such purchases. In addition, we obtain personal information about our customers as part of their registration to use our products and services. Federal, state and foreign governments have enacted or may enact laws or regulations regarding the collection and use of personal information.

Our business involves the storage and transmission of users’ proprietary information, and security breaches could expose us to a risk of loss or misuse of this information, litigation, and potential liability. An increasing number of websites, including several other Internet companies, have recently disclosed breaches of their security, some of which have involved sophisticated and highly targeted attacks on portions of their sites. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose users. A party that is able to circumvent our security measures could misappropriate magicJack’s or its users’ proprietary information, cause interruption in our operations, damage our computers or those of our users, or otherwise damage our reputation and business. Any compromise of our security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, and a loss of confidence in our security measures, which could harm our business.

Currently, a significant number of our users authorize it to bill their credit card accounts directly for all transaction fees charged by us. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication to effectively secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in the technology used by us to protect transaction data being breached or compromised. Non-technical means, for example, actions by a suborned employee, can also result in a data breach.

Possession and use of personal information in conducting our business subjects it to legislative and regulatory burdens that could require notification of data breach, restrict our use of personal information and hinder our ability to acquire new customers or market to existing customers. We may incur expenses to comply with privacy and security standards and protocols imposed by law, regulation, industry standards or contractual obligations.

Under payment card rules and magicJack’s contracts with its card processors, if there is a breach of payment card information that we store, we could be liable to the payment card issuing banks for their cost of issuing new cards and related expenses. In addition, if we fail to follow payment card industry security standards, even if there is no compromise of customer information, we could incur significant fines or lose our ability to give customers the option of using payment cards to fund their payments or pay their fees. If we were unable to accept payment cards, our business would be seriously damaged.

Our servers are also vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. These issues are likely to become more difficult as we expand the number of places where we operate. Security breaches, including any breach by us or by parties with which we have commercial relationships that result in the unauthorized release of magicJack’s users’ personal information, could damage our reputation and expose us to a risk of loss or litigation and liability. Our insurance policies carry coverage limits that may not be adequate to reimburse it for losses caused by security breaches.

magicJack’s users, as well as those of other prominent Internet companies, have been and will continue to be targeted by parties using fraudulent “spoof” and “phishing” emails to misappropriate passwords, credit card numbers, or other personal information or to introduce viruses or other malware through “trojan horse” programs to magicJack’s users’ computers. These emails appear to be legitimate emails sent by magicJack, but direct recipients to fake websites operated by the sender of the email or request that the recipient send a password or other confidential information via email or download a program. Despite our efforts to mitigate “spoof” and “phishing” emails through product improvements and user education, “spoof” and “phishing” remain a serious problem that may damage our brands, discourage use of our websites, and increase our costs.

We have a stringent privacy policy covering the information we collect from our customers and have established security features to protect this information. However, our security measures may not prevent security breaches. We may need to expend resources to protect against security breaches or to address problems caused by breaches. If unauthorized third parties were able to penetrate our security and gain access to, or otherwise misappropriate, our customers’ personal information or be able to access their telephone calls, it could harm our reputation and, therefore, our business and magicJack could be subject to liability. Such liability could include claims for misuse of personal information or unauthorized use of credit cards. These claims could result in litigation, our involvement in which, regardless of the outcome, could require us to expend significant financial resources. Internet privacy is a rapidly changing area and we may be subject to future requirements and legislation that are costly to implement and negatively impact our results.

magicJack has operations located in Israel, and therefore our results may be adversely affected by political, economic and military conditions in Israel.

magicJack’s business and operations may be directly influenced by the political, economic and military conditions affecting Israel at any given time. A change in the security and political situation in Israel could have a material adverse effect on our business, operating results and financial condition. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors, including Hezbollah in Lebanon and Hamas in the Gaza Strip. In the last few years, these conflicts involved missile strikes against civilian targets in various parts of Israel and negatively affected business conditions in Israel. In addition, political uprisings and conflicts in various countries in the Middle East, including Syria and Iraq, and including terrorist organizations gaining control and political power in the region such as the Islamic State of Iraq and Syria, or ISIS, are affecting the political stability of those countries. It is not clear how this instability will develop and how it will affect the political and security situation in the Middle East.

Our commercial insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East.  Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained.  Any losses or damages incurred by us could have a material adverse effect on our business, operating results and financial condition.

Furthermore, several countries, principally in the Middle East, restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in the region continue or intensify. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on our business, operating results and financial condition.

The tax benefits, grants and other incentives available to us require us to continue to meet various conditions and may be terminated, repaid or reduced in the future, which could increase our costs and taxes.

The Israeli government currently provides major tax and capital investment incentives to domestic companies, as well as grant and loan programs relating to research and development and marketing and export activities. In recent years, the Israeli Government has reduced the benefits available under these programs and the Israeli Governmental authorities have indicated that the government may in the future further reduce, seek repayment or eliminate the benefits of those programs. magicJack currently takes advantage of these programs. There is no assurance that we will continue to meet the conditions of such benefits and programs or that such benefits and programs would continue to be available to us in the future. If we fail to meet the conditions of such benefits and programs or if they are terminated or further reduced, it could have an adverse effect on our business, operating results and financial condition.

Our operations could be disrupted as a result of the obligation of magicJack’s personnel to perform military service.

Several of magicJack’s employees reside in Israel and may be required to perform annual military reserve duty and may be called for active duty under emergency circumstances at any time. Our operations could be disrupted by the absence for a significant period of time of one or more of these employees due to military service. Any such disruption could adversely affect our business, results of operations and financial condition.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section titled “Risk Factors.”

We operate in a very competitive and rapidly-changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements included in this prospectus speak only as of the date hereof, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

DETERMINATION OF OFFERING PRICE

The terms of any particular offering by us, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of the securities for capital expenditures, working capital and other general corporate purposes. Pending any specific application, we may initially invest the net proceeds in short-term marketable securities.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	shares of common stock;
●	shares of preferred stock;
●	warrants exercisable for debt securities, common stock or preferred stock;
●	debt securities; and
●	units of common stock, preferred stock, warrants or debt securities, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

Our Amended and Restated Certificate of Incorporation, provides that we are authorized to issue 101,000,000 shares of capital stock. Our authorized capital stock is comprised of 100,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

The following description is a summary of the material terms of our capital stock and certain provisions of our Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws. This description does not purport to be complete. For information on how you can obtain our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, see “Where You Can Find Additional Information.”

Common Stock

We are authorized to issue up to 100,000,000 shares of our common stock, par value $0.0001 per share.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.

Preferred Stock

Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of any shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our Amended and Restated Certificate of Incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

Interested Stockholder Transactions

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Amended and Restated Certificate of Incorporation and Bylaws

Provisions in our Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Amended and Restated Certificate of Incorporation allows us to issue shares of preferred stock (see “Blank Check Preferred Stock”) or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Amended and Restated Certificate of Incorporation. Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Blank Check Preferred Stock

Our Amended and Restated Certificate of Incorporation, authorizes our Board of Directors to approve the issuance of up to 1,000,000 shares of preferred stock, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board of Directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

●	the title of the warrants;
●	the aggregate number of warrants offered;
●	the price or prices at which the warrants will be issued;
●	the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
●	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;
●	the dates or periods during which the warrants are exercisable;
●	the designation and terms of any securities with which the warrants are issued as a unit;
●	if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;
●	any minimum or maximum amount of warrants that may be exercised at any one time;
●	any terms relating to the modification of the warrants;
●	a discussion of material federal income tax considerations, if applicable; and
●	any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find Additional Information.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued either pursuant to our existing indenture, dated as of November 2, 2016, as supplemented, between us and U.S. Bank National Association, as trustee (our “existing indenture”), or pursuant to one or more indentures to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We will issue the senior debt securities under our existing indenture or under a senior debt indenture that we will enter into with The Bank of New York Mellon, N.A., as trustee (“our new senior debt indenture”). We will issue the subordinated debt securities under a subordinated debt indenture that we will enter into with The Bank of New York Mellon, N.A., as trustee (“our new subordinated debt indenture”). We have incorporated by reference our existing indenture and filed forms of our new senior debt indenture and our new subordinated debt indenture as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer collectively to our existing indenture, our new senior debt indenture and our new subordinated debt indenture.

The indentures, to the extent not already qualified, will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the forms of our new senior debt indenture and our new subordinated debt indenture filed as exhibits to the registration statement of which this prospectus is part, as it may be supplemented, amended or modified from time to time, as well as our existing indenture that is incorporated by reference as exhibits to the registration statement of which this prospectus is part. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

The following are some of the terms relating to our new senior debt indenture and our new subordinated debt indenture of debt securities that could be described in a prospectus supplement:

●	title;
●	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
●	any limit on the amount that may be issued;
●	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
●	maturity date;
●	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;
●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
●	annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	whether the debt securities will be secured or unsecured, and the terms of any secured debt;
●	terms of the subordination of any series of subordinated debt;
●	place where payments will be payable;
●	restrictions on transfer, sale or other assignment, if any;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
●	provisions for a sinking fund, purchase or other analogous fund, if any;
●	date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

○	incur additional indebtedness;
○	issue additional securities;

○	create liens;
○	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
○	redeem capital stock;
○	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
○	make investments or other restricted payments;
○	sell or otherwise dispose of assets;
○	enter into sale-leaseback transactions;
○	engage in transactions with shareholders or affiliates;
○	issue or sell stock of our subsidiaries; or
○	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;
●	information describing any book-entry features;
●	procedures for any auction or remarketing, if any;
●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
●	denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;
●	if other than dollars, the currency in which the series of debt securities will be denominated; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture. Any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;
●	if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;
●	if we fail to deposit any sinking fund payment, to the extent applicable, when and as due;
●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, and our failure continues for 60 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture, nor subject the trustee to a risk of personal liability in respect of which the trustee has not received indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action; and
●	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity satisfactory to the trustee to institute the proceeding as trustee; and
●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Supplemental Indentures

We and the trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:

●	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;
●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;
●	to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;
●	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;
●	to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not adversely affect the interest of any other holder of debt securities in any material respect;
●	to secure any series of security;
●	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and
●	to establish the form or terms of securities of any series as permitted under the indenture, including any subordination provisions.

In addition, we and the trustee, with the consent of the holders of not less than a majority in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:

●	extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the extent of the holder so affected;
●	reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities; or
●	modify any of the above provisions.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;
●	maintain paying agencies; and
●	hold monies for payment in trust.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of such transmission; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the trustee in the contiguous United States as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. Our new senior debt indenture and our new subordinated debt indenture in the forms initially filed as exhibits to the registration statement of which this prospectus is a part, and our existing indenture, do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
●	the terms of any unit agreement governing the units;
●	the provisions for the payment, settlement, transfer or exchange of the units;
●	material federal income tax considerations, if applicable; and
●	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

Securities Offered by Us

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, “at the market” offerings as defined in Rule 415 promulgated under the Securities Act or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and an underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

There is no established trading market for any security other than our common stock, which is listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “RILY”, our 7.50% Senior Notes due 2021, listed on NASDAQ under the symbol “RILYL”, our 7.50% Senior Notes due 2027, listed on NASDAQ under the symbol “RILYZ”, our 7.375% Senior notes due 2023, listed on NASDAQ under the symbol “RILYH”, our 7.25% Senior notes due 2027, listed on NASDAQ under the symbol “RILYG”, and our 6.875% Senior Notes due 2023, listed on NASDAQ under the symbol “RILYI”. The securities issued under this registration statement may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

LEGAL MATTERS

The NBD Group, Inc., Los Angeles, California, has passed upon the validity of the securities to be offered pursuant to this prospectus.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017, as well as the effectiveness of our internal controls over financial reporting as of December 31, 2017, as stated in its report incorporated by reference into this prospectus, and such audited consolidated financial statements have been incorporated by reference into this prospectus in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The consolidated financial statements of FBR & Co. and its subsidiaries as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of magicJack VocalTec Ltd. as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s web site at http://www.sec.gov. Our website addresses are http://www.greatamerican.com, http://www.brileyfin.com, http://www.unitedonline.net, http://www.magicjack.com and http://www.vocaltec.com. We have not incorporated by reference into this prospectus the information on our websites, and you should not consider it to be a part of this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities we are offering pursuant to this prospectus, you should refer to the complete registration statement, its exhibits and the information incorporated by reference in the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

For purposes of this prospectus, the SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to other information we have filed with the SEC. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 8, 2018, August 3, 2018 and November 6, 2018, respectively;
●	Our annual report on Form 10-K and Form 10-K/A for the year ended December 31, 2017, filed with the SEC on March 14, 2018 and April 4, 2018, respectively;
●	Our current report Form 8-K/A filed with the SEC on June 28, 2017, March 21, 2018 and December 10, 2018, and our current reports on Form 8-K filed with the SEC on November 21, 2017, January 5, 2018, January 16, 2018, March 20, 2018, April 25, 2018, May 11, 2018, July 16, 2018, July 31, 2018, August 13, 2018 and November 20, 2018; and
●	Description of our common stock contained in our Registration Statement on Form 8-A filed on July 15, 2015.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

These reports and documents can be accessed free of charge on our website http://www.brileyfin.com by clicking on “Investor Relations” and then clicking on “SEC Filings.” We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Please send written requests to:

21255 Burbank Boulevard, Suite 400

Woodland Hills, California 91367

Attn.: Chief Financial Officer

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

Up to $75,000,000

7.25% Senior Notes due 2027

7.50% Senior Notes due 2027
7.375% Senior Notes due 2023

6.875% Senior Notes due 2023
7.50% Senior Notes due 2021

PROSPECTUS SUPPLEMENT

B. Riley FBR

December 18, 2018